SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LONGS DRUG STORES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Executive Offices

141 North Civic Drive

Walnut Creek, California 94596

NOTICE OF THE

2007 ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Longs Drug Stores Corporation will be held at the Shadelands Arts Center, 111 North Wiget Lane (at Ygnacio Valley Road), Walnut Creek, California, on Tuesday, May 22, 2007 at 11:00 a.m., Pacific Daylight Time, for purposes of:

•	electing three directors;

•	ratifying our retention of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2008; and

•	transacting such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on Friday, March 9, 2007 will be entitled to vote at the meeting and any adjournment or postponement of the meeting.

If you are unable to be present, you can vote your shares by either telephone or the Internet or by signing the enclosed proxy card and returning it in the enclosed postage paid envelope.

Walnut Creek, California March 19, 2007	By Order of the Board of Directors,

WILLIAM J. RAINEY Secretary

WE URGE STOCKHOLDERS TO MARK, SIGN AND RETURN

PROMPTLY THE ACCOMPANYING PROXY CARD

OR TO VOTE OVER THE INTERNET OR BY TELEPHONE.

Executive Offices

141 North Civic Drive

Walnut Creek, California 94596

PROXY STATEMENT

About the Annual Meeting

As one of our stockholders, you are being asked to vote on the following matters: (1) the election of three directors, and (2) the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending January 31, 2008. Your proxy is being solicited on behalf of our board of directors. The approximate date on which this proxy statement and form of proxy are first being sent or given to our stockholders is March 23, 2007. Longs Drug Stores Corporation operates primarily through Longs Drug Stores California, Inc., a wholly-owned subsidiary. References to “we,” “us,” “our” or our “company” in this proxy statement include, as appropriate, Longs Drug Stores Corporation and its subsidiaries.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on March 9, 2007 will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. Each share is entitled to one vote on matters to be acted upon at the annual meeting. As of March 9, 2007, we had 37,754,878 shares of common stock outstanding.

How do I vote my shares at the annual meeting?

If you are a “record” stockholder of our common stock (that is, if you hold common stock in your own name in our stock records maintained by our transfer agent, Wells Fargo Shareowner Services), you may complete and sign the accompanying proxy card and return it to us or deliver it in person. In addition, you may vote through the Internet or by using a toll-free telephone number by following the instructions included with your proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 10:00 a.m., Pacific Daylight Time, on May 21, 2007.

“Street name” stockholders of our common stock (that is, stockholders who hold our common stock through a broker or other nominee) who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on that form.

If you are a participant in our Employee Savings and Profit Sharing Plan, you will receive a proxy card for all shares that you own through this plan. The proxy card will serve as a voting instruction card for the trustees or administrators of the plan. If you own shares through the plan and do not vote, the plan trustees will vote your plan shares in the same proportion as shares for which instructions were received under the plan.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	FOR the directors’ proposal to elect the nominated directors, as set forth on page 4 of this proxy statement; and

•	FOR the directors’ proposal to ratify the retention of our independent registered public accounting firm, as set forth on page 6 of this proxy statement.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion in the best interests of our company and our stockholders. As of the date of this proxy statement, our board of directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the annual meeting.

Can I change my vote after I return my proxy card or after I vote electronically or by telephone?

You may revoke your proxy at any time before its exercise by filing with our corporate secretary a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

What constitutes a quorum for purposes of the annual meeting?

The inspector of elections will tabulate votes cast by proxy or in person at the annual meeting. The inspector of elections will also determine whether or not a quorum is present. In general, Maryland law provides that the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum at the annual meeting for the election of directors and for the other proposals. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

What vote is required to approve each item?

Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors. Ratification of the retention of our independent registered public accounting firm requires the affirmative vote of a majority of the votes present, in person or by proxy, and entitled to vote on the proposal. Broker non-votes will not be counted as shares voted on such proposal and will not affect the voting on such proposal. Abstentions will have the same effect as a vote against this proposal. Any proxy that is returned using the form of proxy enclosed, which is not marked as to a particular item, will be voted for the election of the director nominees, for the ratification of the retention of the designated independent registered public accounting firm and, as the proxy holders deem advisable, on other matters that may come before the annual meeting.

What information do I need to attend the annual meeting?

You will need an admission ticket to attend the annual meeting. If you are a record stockholder who received a paper copy of this proxy statement, an admission ticket is included with the mailing and is attached to the proxy card. If you are a street name stockholder or otherwise did not receive an admission ticket, you can bring proof of stock ownership, such as a bank or brokerage account statement or a statement indicating your holdings in our Employee Savings and Profit Sharing Plan, to the annual meeting. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a Longs stockholder.

Who will bear the expense of soliciting proxies?

The entire cost of solicitation of proxies will be borne by us. We have engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies from brokers, banks, institutions and other stockholders for an anticipated fee of approximately $4,000, plus reasonable out-of-pocket costs and expenses. Our directors, officers and regular employees may solicit proxies by mail, electronic mail, telephone or personal interview without additional compensation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Is there any other information that I should know about?

Stockholder Proposals

Under the rules of the Securities and Exchange Commission, in order for a stockholder’s proposal to be considered for inclusion in our proxy statement for the 2008 annual meeting of stockholders, such proposal must be received at our executive offices at 141 North Civic Drive, Post Office Box 5222, Walnut Creek, California 94596-1222, Attention: Corporate Secretary, no later than the close of business on November 20, 2007. In addition, our bylaws provide for the timing and content of notice which stockholders must provide to our corporate secretary for the nomination of directors or other proposals to be properly presented at a stockholders meeting. Pursuant to these provisions, notice of any such nomination or proposal must be received by us not less than 90 days prior to the date of the meeting.

Financial Statements

We are mailing our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended January 25, 2007, to all stockholders concurrently with the mailing of this proxy statement. A copy of our Form 10-K for such fiscal year (as well as a copy of our Code of Business Conduct and Ethics) is available without charge on our website at www.longs.com or in print by writing to Longs Drug Stores Corporation, Attention: Corporate Secretary, 141 North Civic Drive, Walnut Creek, California 94596-3858.

I. PROPOSALS

Proposal 1.

Election of Directors

We are nominating for reelection at this annual meeting Lisa M. Harper, Evelyn S. Dilsaver, and Harold R. Somerset. Evelyn S. Dilsaver was elected to serve as a member of our board of directors in February 2007 upon the recommendation of the Governance and Nominating Committee. If elected, the terms of the nominees will expire at our 2008 annual meeting of stockholders. The term of Robert M. Long will expire at the 2007 annual meeting and he has informed the board that he has decided to retire effective as of the annual meeting. Upon the retirement of Mr. Long, the company anticipates reducing the size of the board from ten to nine members. The other members of our board of directors who are not standing for election at this annual meeting will continue to serve in accordance with their prior election. Following our 2006 annual meeting, we amended our Articles of Restatement and Amended Bylaws to provide for elimination of a classified board of directors. All board members are now elected annually. However, the declassification of our board of directors did not affect the unexpired terms of directors elected prior to such amendments. Accordingly, the terms of Messrs. Barnes and Dashe and Ms. Tanoue will expire at our annual meeting of stockholders in 2008, and the terms of Messrs. Bryant and Wagner and Dr. Metz will expire at our annual meeting of stockholders in 2009.

The proxy holders will vote the proxies received by them for the three nominees for terms to expire at our 2008 annual meeting of stockholders and until their successors are duly elected and qualified, unless authorization to vote for election of directors has been withheld. The three nominees receiving the greatest number of votes will be elected as our directors. Lisa M. Harper, Evelyn S. Dilsaver and Harold R. Somerset have each consented to being named as a nominee and to serve, if elected. In the event that any nominee is unable to serve, the proxy holders will vote the proxies for another person designated by our board of directors.

The following table sets forth, as of March 9, 2007, the names and certain information as to persons who serve as our directors.

Name	Age	Position	Term Expires
Warren F. Bryant	61	Chairman, President and CEO	2009
Leroy T. Barnes, Jr.	55	Director	2008
Murray H. Dashe	64	Lead Director	2008
Evelyn S. Dilsaver	51	Director	2007
Lisa M. Harper	47	Director	2007
Robert M. Long	68	Director	2007
Mary S. Metz, Ph.D.	69	Director	2009
Harold R. Somerset	71	Director	2007
Donna A. Tanoue	52	Director	2008
Anthony G. Wagner	64	Director	2009

Nominees for Reelection at this Annual Meeting (Terms to Expire 2008)

Evelyn S. Dilsaver has been President and Chief Executive Officer of Charles Schwab Investment Management, Inc., and Executive Vice President of The Charles Schwab Corporation, since July 2004. Previously she served as Senior Vice President of the Asset Management Products and Services group of The Charles Schwab Corporation, from July 2003 to July 2004. From October 2000 to July 2003, she was Executive Vice President, Chief Financial Officer, Chief Accounting Officer and a member of the Management Committee of U.S. Trust Company, a subsidiary of The Charles Schwab Corporation. Ms. Dilsaver has been one of our directors since February 2007 and is a member of the Audit and Finance Committee and the Governance and Nominating Committee.

Lisa M. Harper was Chairman of the Board of Directors of The Gymboree Corporation from June 2002 until her retirement in July 2006. She also served as Chief Creative Officer of The Gymboree Corporation from January 2006 until July 2006. From February 2001 to June 2002, Ms. Harper was Vice Chairman of The Gymboree Corporation’s Board of Directors. From February 2001 to January 2006, she was Chief Executive Officer of The Gymboree Corporation. Ms. Harper has been one of our directors since 2006 and is a member of the Compensation Committee.

Harold R. Somerset has been a business consultant since 1994. Mr. Somerset was our Vice Chairman from October 2002 to February 2003 and our interim President and Chief Executive Officer from February 2002 to October 2002. He has been one of our directors since 1992 and is a member of the Audit and Finance Committee and the Compensation Committee.

Directors with Terms Expiring in 2008

Leroy T. Barnes, Jr. served as Vice President and Treasurer of PG&E Corporation, an energy-based holding company, from 2001 to 2005. He was Vice President and Treasurer of Gap, Inc., a retail clothing company, from 1997 to 2001. Mr. Barnes is a director of The McClatchy Company, Herbalife Ltd. and Citizens Communications Co. Mr. Barnes chairs the Audit and Finance Committee and is a member of the Governance and Nominating Committee. He has been designated by our board as an “audit committee financial expert,” as defined by the SEC, and he has been one of our directors since 2002.

Murray H. Dashe served as the Chairman of the Board, Chief Executive Officer, and President of Cost Plus, Inc., a specialty retailer of casual home living and entertaining products, from February 1998 to March 2005. Mr. Dashe is a director of UnionBanCal Corporation. Mr. Dashe is our Lead Director and a member of the Compensation Committee, the Audit and Finance Committee, and the Governance and Nominating Committee. He has been designated by our board as an “audit committee financial expert,” as defined by the SEC, and he has been one of our directors since 2002.

Donna A. Tanoue has been Vice Chairman of Bank of Hawaii Corporation since May 2004. From April 2004 to January 2007, Ms. Tanoue also served as Chief Administrative Officer of Bank of Hawaii. From April 2002 to April 2004, Ms. Tanoue was Vice Chairman of the Investment Services Group. Ms. Tanoue served as Financial Services Consultant to Bank of Hawaii from September 2001 to March 2002, and has served on the Board of Directors of Bank of Hawaii since October 2001. Ms. Tanoue was Chairman of the Federal Deposit Insurance Corporation from May 1998 to July 2001. Since June 2004, Ms. Tanoue has also served as President of Bank of Hawaii Charitable Foundation. Ms. Tanoue is a member of the Compensation Committee and the Audit and Finance Committee. She has been one of our directors since 2005.

Directors with Terms Expiring in 2009

Warren F. Bryant has been our President and Chief Executive Officer since 2002 and our Chairman of the Board since 2003. He was Senior Vice President of The Kroger Co., a retail grocery chain, from 1999 to 2002. Prior to that, from 1996 to 1999, he was President and Chief Executive Officer of Dillon Companies, Inc., a retail grocery chain and subsidiary of The Kroger Co. He is a director of OfficeMax Incorporated. He has been one of our directors since 2002.

Mary S. Metz, Ph.D., served as President of S. H. Cowell Foundation, a California non-profit public benefit corporation, from 1999 to 2005. She was Dean of U.C. Berkeley Extension from 1991 to 1998. Dr. Metz is a director of PG&E Corporation, UnionBanCal Corporation and AT&T Corporation. Dr. Metz chairs the Governance and Nominating Committee and is a member of the Audit and Finance Committee. She has been one of our directors since 1991.

Anthony G. Wagner was Vice President of Kaiser Foundation Health Plan, Inc. from January 2005 until his retirement in January 2007. Mr. Wagner served as the Chief Executive Officer of Hospital Systems of the San Francisco Department of Public Health from 2001 to 2003. He was Chief Executive Officer of Community Health Network of San Francisco from 1998 to 2001. He was Executive Administrator of Laguna Honda Hospital from 1988 to 1998. Mr. Wagner chairs the Compensation Committee and is a member of the Governance and Nominating Committee. He has been one of our directors since 1999.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EVELYN S. DILSAVER, LISA M. HARPER AND HAROLD R. SOMERSET.

Proposal 2.

Ratification of Independent Registered Public Accounting Firm

Our Audit and Finance Committee has engaged and retained the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2008. We expect representatives of Deloitte & Touche LLP to be present at our annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE RETENTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2008.

II. CORPORATE GOVERNANCE AND RELATED MATTERS

GOVERNANCE OF THE COMPANY

Pursuant to the Maryland General Corporation Law and our company’s bylaws, our company’s business, property and affairs are managed by or under the direction of our board of directors. Members of our board are kept informed of our company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of our board and its committees.

We have three standing committees of our board of directors: the Audit and Finance Committee, the Compensation Committee and the Governance and Nominating Committee. Our board has adopted a charter for each of the three standing committees and Corporate Governance Guidelines (the “Guidelines”) to address significant corporate governance issues. We have also adopted a Code of Business Conduct and Ethics that is designed to help directors and employees resolve ethical issues in an increasingly complex global business environment. All of our corporate governance materials, including the Corporate Governance Guidelines, Code of Business Conduct and Ethics, and board committee charters, are published on our website at www.longs.com/governance.html. These materials are also available in print to any stockholder by writing to Longs Drug Stores Corporation, Attn: Corporate Secretary, 141 North Civic Drive, Walnut Creek, CA 94596. Please note that the information on our website is not incorporated by reference in this proxy statement.

CORPORATE GOVERNANCE GUIDELINES

The Guidelines provide a framework for our corporate governance initiatives and cover topics, including, but not limited to, board and committee composition, director compensation, director tenure, limitation on other board service, CEO succession planning, stock ownership guidelines for directors and executive officers, and process for review and approval of related party transactions.

The Guidelines provide that a majority of the members of the board must meet the criteria for independence as required by the listing standards of the New York Stock Exchange (the “NYSE”). The Governance and Nominating Committee reviews annually the relationships that each director has with our company. Following such annual review, only those directors who our board of directors affirmatively determines have no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company) are considered independent directors, subject to additional qualifications prescribed under the listing standards of the NYSE. In this regard, our board of directors has determined that Messrs. Barnes, Dashe, Somerset, and Wagner, Ms. Dilsaver, Ms. Harper, Dr. Metz and Ms. Tanoue, constituting a majority of the directors, are independent in accordance with applicable law and NYSE rules. In making that determination, the board of directors applied the following standards, in addition to any relevant facts and circumstances:

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A director who is our employee, or whose immediate family member is one of our executive officers, is not independent until three years after the end of such employment relationship; provided, however, that employment as an interim chief executive officer shall not disqualify a director from being considered independent following that employment.

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A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation; provided, however, compensation received by a director for former service as an interim chief executive officer shall not be considered in determining independence.

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A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of our company is not “independent.”

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A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

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A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

In addition, each member of our three standing committees of our board of directors is independent under the rules of the NYSE, and each member of our Audit and Finance Committee also meets the independence requirements set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

Related Party Transactions

In February 2007, our board of directors amended the Guidelines to include a policy for advance approval by the Governance and Nominating Committee of related party transactions or, when advance approval is not feasible, ratification of the related party transaction. The policy allows for a “standing pre-approval” mechanism and delineates certain pre-approved related party transactions.

CODE OF BUSINESS CONDUCT AND ETHICS

The Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, the Corporate Controller, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Business Conduct and Ethics covers topics including, but not limited to, compliance with laws and regulations, conflicts of interest, confidentiality, financial reporting and public communications, health and safety matters and employment practices. We may post amendments to or waivers of the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any of our directors and executive officers on our website at www.longs.com/governance.html.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES AND FEES

During the fiscal year ended January 25, 2007, our board of directors met six times. During fiscal 2007, each director attended more than 75% of all meetings of the board of directors and the committees upon which he or she served. Board members are expected to attend our annual meetings. At our 2006 annual meeting of stockholders, all members of our board and nominees for election to our board were present.

Lead Director

Our bylaws provide that if at any time our chairman of the board shall be an executive officer or former executive officer or for any reason shall not be an independent director, a Lead Director shall be selected by the board’s independent directors from among the directors who are not one of our executive officers or former executive officers and are otherwise independent. Since our current chairman of the board is our chief executive officer, our board has appointed a Lead Director. In the absence of our board’s chairman, our Lead Director presides as chairman of meetings of our board and the meetings in executive session. Our Lead Director also performs such other duties as are assigned to him. Murray H. Dashe has served as our Lead Director since 2006.

Audit and Finance Committee

Our Audit and Finance Committee operates pursuant to a charter, which was adopted in March 2004 and is attached to this proxy statement as Appendix A. The charter is also available on our website at www.longs.com/governance.html.

The Audit and Finance Committee Charter requires that the Audit and Finance Committee be comprised of at least three members, all of whom shall satisfy the independence requirements of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and be financially literate as determined by our board of directors in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to this committee. In addition, at least one member must be an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit and Finance Committee Charter also provides that the Audit and Finance Committee will consider at least annually whether we should rotate independent auditing firms. The current committee members are Leroy T. Barnes, Jr., who is the Chairperson, Murray H. Dashe, Evelyn S. Dilsaver, Mary S. Metz, Ph.D., and Donna A. Tanoue, all of whom meet the independence requirements of the NYSE and applicable laws. Our board has determined that Messrs. Barnes and Dashe and Ms. Dilsaver are audit committee financial experts as defined by the rules of the Securities and Exchange Commission. Our Corporate Governance Guidelines provide that members of the Audit and Finance Committee may not serve on the audit committees of the boards of directors of more than two other public companies at the same time as they are serving on our Audit and Finance Committee, unless our board determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit and Finance Committee and we disclose such determination in our annual proxy statement. Leroy T. Barnes, Jr., the chair of our Audit and Finance Committee, serves on the audit committees of the boards of directors of three other public companies. Our board determined that such simultaneous service would not impair Mr. Barnes’ ability to effectively serve on our Audit and Finance Committee.

The Audit and Finance Committee Charter gives the committee the authority and responsibility for the appointment, compensation, retention and general oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by our independent registered public accounting firm and resolution of any disagreements between management and the independent auditor regarding financial reporting. The Audit and Finance Committee Charter also gives this committee broader authority to fulfill its obligations under SEC and NYSE requirements. The Audit and Finance Committee meets with our management and our independent registered public accounting firm to review and discuss, among other topics: (A) major issues regarding accounting principles and financial statement presentation, including any major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of our financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on our financial statements. This committee also meets periodically with our internal auditors to discuss, among other things, any issues that the internal auditor believes warrant audit committee attention. The Audit and Finance Committee examines, at least annually, the independence and quality control procedures of our independent registered public accounting firm and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to us. In addition, among its other responsibilities, the Audit and Finance Committee meets to review and discuss our annual and quarterly reports on Forms 10-K and 10-Q, including our disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and our earnings releases before they are published. This committee met seven times during the fiscal year ended January 25, 2007. See the Report of the Audit and Finance Committee beginning on page 14 of this proxy statement for more information.

Compensation Committee

The Compensation Committee Charter requires that the Compensation Committee be comprised of at least two directors as determined by our board, none of whom shall be an employee of our company and each of whom shall (1) satisfy the independence requirements of the NYSE, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee’s Charter is available on our website at www.longs.com/governance.html. The current members of the committee are Anthony G. Wagner, who is the Chairperson, Murray H. Dashe, Lisa M. Harper, Harold R. Somerset and Donna A. Tanoue, all of whom meet the three independence requirements stated above. This committee met six times during the fiscal year ended January 25, 2007 and has held three meetings so far in fiscal year 2008.

The Compensation Committee has overall responsibility for our executive and director compensation policies and practices. See the “Compensation Discussion and Analysis” section beginning on page 21 for a detailed description of our compensation principles, components and other factors relating to executive compensation. The Compensation Committee’s functions include, but are not limited to:

•	Determining the compensation of our Chief Executive Officer;

•

Approving all other executive officers’ compensation, including salary and payments under our short-term incentive program, in each case based in part upon the recommendation of our Chief Executive Officer;

•	Granting awards under our long-term incentive plans;

•	Managing and periodically reviewing all of our annual bonus, long-term incentive compensation, stock option, employee retirement and benefit plans;

•	At least annually, reviewing our compensation philosophy; and

•	Annually reviewing director compensation and recommending to the full board for approval the form and amount of director compensation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been one of our officers or employees. No “compensation committee interlocks” existed during fiscal 2007.

Governance and Nominating Committee

The responsibilities of the Governance and Nominating Committee include:

•	Identification of qualified candidates to become our board members and CEO;

•	Selection of nominees for election as directors at the next annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected;

•	Selection of candidates to fill any vacancies on our board of directors;

•	Development and recommendation to our board of directors of a set of corporate governance guidelines and principles applicable to our company;

•	Review and approval or ratification, if appropriate, of any transaction, arrangement or relationship with a related party, as provided in our corporate governance guidelines;

•	Oversight of the evaluation of our board, the board committees and management, including our CEO; and

•	Review of the effectiveness of the functioning of our board and its committees.

This committee is to be comprised of at least three directors, all of whom (a) shall be “independent” as defined in the rules of the NYSE, and (b) shall have experience, in the business judgment of our board, that would be helpful in addressing the matters delegated to this committee. The Governance and Nominating Committee’s Charter is available on our website at www.longs.com/governance.html. The current members of this committee are Mary S. Metz, Ph.D., who is the Chairperson, Leroy T. Barnes, Jr., Murray H. Dashe, Evelyn S. Dilsaver and Anthony G. Wagner, all of whom meet the independence requirements of the NYSE.

When considering candidates for director, this committee takes into account a number of factors, including the following:

•	Whether the candidate brings to our board a variety of expertise, experience and diversity;

•	Substantial experience in or outside the business community or in the professional, public, academic or scientific communities;

•	Conflicts of interest;

•	Experience in corporate governance, experience in our industry and/or experience as a board member of another publicly-held company; and

•	Whether the candidate is an employee or a former employee of our company.

This committee will consider qualified candidates submitted by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholder recommendations may be submitted to our corporate secretary not less than 90 days prior to the annual meeting of stockholders and include, in addition to the information required by our bylaws:

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If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is not the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate has been an employee of the recommending stockholder or any member of the recommending stockholder group during the then-current calendar year or during the immediately preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has, during the year of the nomination or the immediately preceding calendar year, accepted directly or indirectly any consulting, advisory or other compensatory fee from the recommending stockholder or any member of the group of recommending stockholders or any affiliate of any such holder or member, provided that compensatory fees would not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with such holder or any such member (provided that such compensation is not contingent in any way on continued service);

•

Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or of an affiliate of the recommending stockholder or any such member of the recommending stockholder group; and

•

Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group (or in the case of a holder or member that is a fund, an interested person of such holder or any such member as defined in Section 2(a)(19) of the Investment Company Act).

This committee met four times during the fiscal year ended January 25, 2007.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not our officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with us. An executive session of non-management directors is held in conjunction with each regularly scheduled board meeting and other sessions may be called by the Lead Director in his or her own discretion or at the request of the board. Our independent directors also meet in executive sessions at least once a year. All executive sessions of our non-management directors and independent directors are led by our Lead Director. Mr. Dashe has been our Lead Director since 2006.

Contacting the Board of Directors

The Board has established a process to receive communications from stockholders and other interested parties. Any stockholder or other interested party may contact our board or individual members of our board, including our Lead Director or our independent directors, by sending written or email communications to the care of the Corporate Secretary of our company at Longs Drug Stores Corporation, 141 North Civic Drive, Walnut Creek, California 94596, or contactboard@longs.com. The Corporate Secretary of our company will collect and forward all such communications, as appropriate, to our board or specified board member.

Director Compensation In Fiscal Year 2007

The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal year 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Award ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Leroy T. Barnes, Jr.	$71,500	$69,894	—	—	—	$766	$142,160
Murray H. Dashe	$74,750	$69,894	—	—	—	$766	$145,410
Lisa M. Harper	$42,000	$40,021	—	—	—	$0	$82,021
Robert M. Long	$42,250	$69,894	—	—	—	$766	$112,910
Mary S. Metz	$66,250	$69,894	—	—	—	$766	$136,910
Harold R. Somerset	$68,750	$69,894	—	—	—	$766	$139,410
Donald L. Sorby(5)	$33,000	$15,199	—	—	—	$1,663	$49,862
Donna A. Tanoue	$62,250	$59,586	—	—	—	$251	$122,087
Anthony G. Wagner	$63,250	$69,894	—	—	—	$766	$133,910

(1)	Warren F. Bryant, our Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of the company and receives no compensation for his service as a director. Ms. Evelyn S. Dilsaver is not included in this table as she was elected to the board of directors after the end of fiscal year 2007 and thus received no compensation from the company in fiscal year 2007.
(2)	Reflects the expense recognized for each non-employee director for the restricted stock computed in accordance with SFAS No. 123-R, but excluding any impact of assumed forfeiture rates. Additional assumptions made in the valuation are discussed under “Stock-based compensation expense” in note 1, “The Company and Significant Accounting Policies,” to the company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended January 25, 2007.

The following table shows the aggregate number of restricted stock awards outstanding for each non-employee director as of January 25, 2007, as well as the grant date fair value of stock awards made during fiscal year 2007 computed in accordance with SFAS No. 123-R:

Name	Aggregate Stock Awards Outstanding as of January 25, 2007	Grant Date Fair Value of Stock Awards made during Fiscal 2007
Leroy T. Barnes, Jr.	3,524	$60,031
Murray H. Dashe	3,524	$60,031
Lisa M. Harper	1,337	$60,031
Robert M. Long	3,524	$60,031
Mary S. Metz	3,524	$60,031
Harold R. Somerset	3,524	$60,031
Donald L. Sorby	0	—
Donna A. Tanoue	2,650	$60,031
Anthony G. Wagner	3,524	$60,031
(3)	No option grants were made to non-employee directors in fiscal year 2007, and, as of January 25, 2007, no stock options were outstanding to non-employee directors.
(4)	Amounts for each director include dividends on restricted stock which matured during fiscal year 2007 along with interest earned on the dividends.
(5)	Dr. Sorby retired from our board of directors on May 23, 2006.

Directors who are also employees receive no additional compensation for service as a director. Each other member of the board of directors is paid an annual retainer of $45,000, plus a fee of $1,000 for attendance at each board meeting in excess of ten per year. The Lead Director receives an additional annual retainer of $15,000. Each director who is not one of our employees receives $1,500 for each committee meeting attended. Each committee chairperson receives an annual retainer in the following amounts: $12,000 for the chairperson of the Audit and Finance Committee, $5,000 for the chairperson of the Compensation Committee and $5,000 for the chairperson of the Governance and Nominating Committee. Each committee member receives an annual fee of $1,000 for each committee upon which he or she serves.

On May 23, 2006, the board of directors made restricted stock grants to each of the eight then current non-employee directors. Such directors were granted 1,337 shares with such shares vesting in full one year following the grant date. The number of shares was based on an annual target equity grant equal to $60,000 with the actual number of shares calculated using the company’s closing stock price on the grant date. On March 2, 2004, our board adopted a policy to compensate non-employee directors who are invited to attend meetings of committees by the Chairpersons of such committees or the Lead Director in order that such committee may secure the benefits of such invited director’s expertise and counsel. Pursuant to this policy, invited non-employee directors receive a meeting fee equal to the fee that a member of such committee receives for attendance at any such meeting.

Our board of directors believes that, in order to attract and retain qualified board members, directors should receive cash and equity compensation commensurate with that paid to directors at other companies of similar size in the same or comparable industries (peer companies). An appropriate level of equity compensation will help align board compensation with the interest of our stockholders. In order to determine the appropriate level of compensation, our board of directors will evaluate compensation paid by relevant peer companies and information provided by Towers Perrin. Generally, our board of directors intends to review board compensation levels following each annual meeting of stockholders at which directors are elected and recommend any necessary adjustments in cash and equity compensation. Our approach for reviewing and setting Board compensation generally follows the same philosophy as the philosophy used for determining base salary for executive compensation.

AUDIT AND FINANCE COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The purpose of the Audit and Finance Committee is to assist our board of directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of our internal audit function and independent registered public accounting firm. This committee is also directly responsible for the appointment of our independent registered public accounting firm.

The Audit and Finance Committee acts under a written charter adopted and approved by our board of directors in March 2004. The charter is attached as Appendix A to this proxy statement and is available on our website at www.longs.com/governance.html. Each member of the Audit and Finance Committee is “independent” as defined by the rules of the NYSE and meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Our board of directors has determined that Directors Barnes, Dashe and Dilsaver are financial experts as defined by the rules of the Securities and Exchange Commission. The Audit and Finance Committee held seven meetings during fiscal 2007. The Audit and Finance Committee designed the meetings to, among other things, facilitate and encourage communication among this committee, management, internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP.

The Audit and Finance Committee oversees our financial reporting process on behalf of our board of directors. Management has the responsibility for the preparation, presentation and integrity of the financial statements as well as the financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our annual financial statements, reviewing our quarterly financial statements and expressing an opinion on the conformity of the annual financial statements with generally accepted accounting principles. The Audit and Finance Committee’s responsibility is to monitor and review these processes. However, members of the Audit and Finance Committee are not professionally engaged in the practice of accounting or auditing, nor are they experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit and Finance Committee:

•	Reviewed and discussed with management our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 25, 2007;

•

Discussed with our independent registered public accounting firm matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees);

•

Received from our independent registered public accounting firm the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with our independent registered public accounting firm its independence from us;

•	Discussed with our internal and independent registered public accounting firm the overall scope and plans for their respective audits;

•

Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls;

•

Reviewed and discussed the requirements of, and our company’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal control over financial accounting; and

•	Considered whether the provision by the independent registered public accounting firm of non-audit services is compatible with maintaining the independence of the registered public accounting firm.

In reliance on the reviews and discussions referred to above and subject to the limitations on our role and responsibilities referred to in the Audit and Finance Committee Charter, the Audit and Finance Committee recommended to our board of directors that our audited financial statements be approved and included in our Annual Report on Form 10-K for the fiscal year ended January 25, 2007 filed with the Securities and Exchange Commission. The Audit and Finance Committee’s recommendation was considered and approved by the board of directors. The Audit and Finance Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2008.

Leroy T. Barnes, Jr., Chairperson

Murray H. Dashe

Evelyn S. Dilsaver

Mary S. Metz, Ph.D.

Harold R. Somerset

Donna A. Tanoue

Independent Auditor Information

The following table summarizes the fees paid or accrued by us for the audit and other services provided by Deloitte & Touche LLP for the fiscal years ended January 25, 2007 and January 26, 2006:

	Fiscal Year Ended
	January 25, 2007	January 26, 2006
Audit Fees	$1,211,750	$1,175,000
Audit Related Fees	39,000	42,000
Tax Fees	123,183	180,000
All Other Fees	—	—

Total Fees	$1,373,933	$1,397,000

•

Audit Fees for the fiscal years ended January 25, 2007 and January 26, 2006 include $460,000 and $483,000, respectively, related to the audit of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

•	Audit Related Fees include amounts related to the audits of the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan and other accounting and reporting consultations.

•

Tax Fees include amounts related to the reviews of our federal and state income tax returns, tax advice and consultation, tax planning, and assistance with identifying and claiming wage and other tax credits.

The Audit and Finance Committee approved all services provided by Deloitte & Touche LLP during fiscal years 2007 and 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In May 2005, the Audit and Finance Committee amended the policy for pre-approval of audit and non-audit services performed by our independent registered public accounting firm. This policy specifically prohibits our independent registered public accounting firm from performing any of the services set forth in Section 201(a) of the Sarbanes-Oxley Act of 2002 or any additional prohibited services as specified by the Public Company Accounting Oversight Board. These prohibited services include: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing; (6) management functions; (7) human resources; (8) broker-dealer, investment adviser or investment banking services; (9) legal services; and (10) certain expert services. Further, the Audit and Finance Committee must pre-approve all non-audit services, including tax services, provided to us by our independent registered public accounting firm. The Audit and Finance Committee may delegate authority to grant pre-approvals to one or more designated members of this committee. This committee also reviews all non-audit services performed by our independent registered public accounting firm, and the associated fees, at each regularly scheduled quarterly meeting. Contingent fee arrangements are also prohibited under the policy. We have not applied a de minimis exception to our pre-approval policy for any of the fees paid to Deloitte & Touche LLP since the adoption of the policy in August 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own ten percent or more of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and ten percent or greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports and written representations from the reporting persons, we believe that, for the fiscal year ended January 25, 2007, our executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Securities Exchange Act of 1934.

III. SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table presents the number of shares of our common stock owned beneficially as of March 9, 2007 by each director, our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers for the fiscal year ended January 25, 2007, our directors and executive officers as a group and all other persons known by us to beneficially own more than 5% of our common stock.

	Shares Beneficially Owned(1)
Name(2)	Common Stock		% of Class
Robert M. Long	1,571,092	(3)	4.16%
J.M. Long Foundation	487,703	(4)	1.29%
Vera M. Long Foundation	261,484	(5)	*
Advisory Research, Inc.	3,246,956	(6)	8.60%
AMVESCAP PLC	2,012,575	(7)	5.33%
AXA Financial, Inc.	2,239,338	(8)	5.93%
Goldman Sachs Asset Management, L.P.	2,314,076	(9)	6.13%
Leroy T. Barnes, Jr.	5,326	(10)	*
Warren F. Bryant	535,964	(11)	*
Murray H. Dashe	5,526	(12)	*
Evelyn S. Dilsaver	0		*
Lisa M. Harper	1,337	(13)	*
Steven F. McCann	255,518	(14)	*
Mary S. Metz, Ph.D.	6,486	(15)	*
William J. Rainey	103,847	(16)	*
Bruce E. Schwallie	228,645	(17)	*
Harold R. Somerset	15,426	(18)	*
Karen L. Stout	21,196	(19)	*
Donna A. Tanoue	10,105	(20)	*
Todd J. Vasos	163,444	(21)	*
Anthony G. Wagner	5,826	(22)	*
All directors and executive officers as a group (18 persons)	2,061,630	(23)	8.20%
Employee Savings and Profit Sharing Plan	5,088,003	(24)	13.48%

*	Less than 1%
(1)	Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person or group as of March 9, 2007 includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 9, 2007, including upon the exercise of options. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 37,754,878 shares of common stock outstanding on March 9, 2007 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 9, 2007.
(2)	The address for all beneficial owners of more than five percent of our stock is P.O. Box 5222, Walnut Creek, California 94596-1222, unless noted otherwise. Information with respect to beneficial ownership is based upon information furnished by each director and officer or contained in filings made with the Securities and Exchange Commission.

(3)	Includes 3,524 shares of restricted stock held by Robert M. Long. Also includes the following shares, of which Mr. Long disclaims beneficial ownership: (i) 65,024 shares held in fiduciary capacity for family members with respect to which Mr. Long has sole voting and investment power, (ii) 56,992 shares held in fiduciary capacity for family members with respect to which Mr. Long has shared voting and investment power, (iii) 487,703 shares held by the J.M. Long Foundation with respect to which Mr. Long has shared voting and investment power, and (iv) 261,484 shares held by the Vera M. Long Foundation with respect to which Mr. Long has shared voting and investment power. Excludes 12,612 shares held by family members.
(4)	Robert M. Long serves as a co-trustee of the J.M. Long Foundation and shares investment and voting power over these 487,703 shares. Mr. Long disclaims beneficial ownership of these shares.
(5)	Robert M. Long serves as a co-trustee of the Vera M. Long Foundation and shares investment and voting power over these 261,484 shares. Mr. Long disclaims beneficial ownership of these shares.
(6)	Pursuant to a Schedule 13G filed on February 21, 2007, Advisory Research, Inc., in its capacity as an investment advisor, reported that it has sole voting and dispositive power for 3,246,956 shares. The address of Advisory Research, Inc. is 180 North Stetson Street, Suite 5500, Chicago, Illinois 60601.
(7)	Pursuant to a Schedule 13G filed on February 14, 2007, AMVESCAP PLC, in its capacity as an investment advisor, reported that it has sole voting and dispositive power for 2,012,575 shares. The address of AMVESCAP PLC is 30 Finsbury Square, London EC2A 1AG, England.
(8)	Pursuant to a Schedule 13G filed on February 13, 2007, AXA Financial, Inc., in its capacity as an investment advisor, reported that it reported that it has sole voting power for 1,459,037 shares and sole dispositive power for 2,239,293 shares, and shared voting power for 7,895 shares and shared dispositive power for 45 shares. The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, New York 10104.
(9)	Pursuant to a Schedule 13G/A filed on February 9, 2007, Goldman Sachs Asset Management, L.P., in its capacity as an investment advisor, reported that it has sole voting power for 1,821,363 shares and sole dispositive power for 2,314,076 shares. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.
(10)	Includes 3,524 shares of restricted stock held by Mr. Barnes.
(11)	Includes 393,750 shares subject to options that are exercisable on or before May 8, 2007, and 420 shares held by Mr. Bryant pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 24).
(12)	Includes 3,524 shares of restricted stock held by Mr. Dashe.
(13)	Includes 1,337 shares of restricted stock held by Ms. Harper.
(14)	Includes 188,000 shares subject to options that are exercisable on or before May 8, 2007, and 700 shares held by Mr. McCann pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 24).
(15)	Includes 3,524 shares of restricted stock held by Dr. Metz.
(16)	Includes 65,625 shares subject to options that are exercisable on or before May 8, 2007, and 373 shares held by Mr. Rainey pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 24).
(17)	Includes 171,250 shares subject to options that are exercisable on or before May 8, 2007, and 562 shares held by Mr. Schwallie pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 24).
(18)	Includes 3,524 shares of restricted stock held by Mr. Somerset.
(19)	Includes 90 shares held by Ms. Stout pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 24).
(20)	Includes 2,650 shares of restricted stock held by Ms. Tanoue.
(21)	Includes 120,625 shares subject to options that are exercisable on or before May 8, 2007, and 548 shares held by Mr. Vasos pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 24).
(22)	Includes 3,524 shares of restricted stock held by Mr. Wagner.
(23)	Includes 487,703 shares held by the J.M. Long Foundation and 261,484 shares held by the Vera M. Long Foundation, and other shares of which Robert M. Long disclaims beneficial ownership as disclosed in Footnote (3). Includes a total of 1,125,000 shares subject to options that are exercisable on or before May 8, 2007, and 4,233 shares held pursuant to the company’s Employee Savings and Profit Sharing Plan (see footnote 24).

(24)	Merrill Lynch Trust Company of California is trustee of the Employee Savings and Profit Sharing Plan. A plan member votes shares allocated to the plan member’s account. Shares that are not allocated to a plan member’s account and shares that are allocated to a plan member’s account but for which the trustee does not receive timely voting instructions are voted by the trustee in the same proportion as those shares which the trustee properly receives directions. On March 9, 2007, there were 28,716 unallocated shares in the plan. Participants in the Employee Savings and Profit Sharing Plan have the right to direct the trustee as to the voting of the shares of our common stock that have been allocated to their respective stock accounts and as such have voting power with respect to these shares.

IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement, and, based on these discussions and reviews, recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 25, 2007, filed with the Securities and Exchange Commission.

Anthony G. Wagner, Chairperson

Murray H. Dashe

Lisa M. Harper

Harold R. Somerset

Donna A. Tanoue

EXECUTIVE OFFICERS

The following persons are our executive officers and/or executive officers of our wholly-owned operating subsidiary, Longs Drug Stores California, Inc. (the “CA Subsidiary”), as of March 9, 2007.

Name	Age	Primary Executive Position with Registrant or the CA Subsidiary	Position Held Since(1)
Warren F. Bryant	61	President and Chief Executive Officer(2)(4)	2002
Steven F. McCann	54	Executive Vice President and Chief Financial Officer(5)	2000
Bruce E. Schwallie	52	Executive Vice President – Business Development and Managed Care(3)(6)	2002
Karen L. Stout	48	Executive Vice President and Chief Operating Officer(3)(7)	2006
Roger L. Chelemedos	44	Senior Vice President – Finance, Controller and Treasurer(8)	2006
Michael M. Laddon	53	Senior Vice President – Chief Information Officer(3)(9)	2003
William J. Rainey	60	Senior Vice President, General Counsel and Secretary(10)	2003
Todd J. Vasos	45	Senior Vice President – Chief Merchandising Officer(3)(11)	2001
Linda M. Watt	50	Senior Vice President – Human Resources(3)(12)	2001

(1)	Each officer is elected for a one-year term.
(2)	Also serves as one of our directors.
(3)	Officer of only the CA Subsidiary and not Longs Drug Stores Corporation.
(4)	Prior to joining us in October 2002, from 1999 to 2002, Mr. Bryant served as Senior Vice President at The Kroger Co., a grocery retailer. Prior to that, from 1996 to 1999, Mr. Bryant was President and Chief Executive Officer at Dillon Companies, Inc., a grocery retailer and subsidiary of The Kroger Co.
(5)	Mr. McCann was named our Executive Vice President and Chief Financial Officer in March 2005. Prior to that, he served as our Senior Vice President and Chief Financial Officer from April 2000 to March 2005 and as our Treasurer from April 2000 to May 2006.
(6)	Mr. Schwallie was named our Executive Vice President – Business Development and Managed Care in March 2005. Prior to that, he served as our Executive Vice President, Chief Merchandising Officer from August 2003 to March 2005, and our Senior Vice President – Pharmacy and Business Development from January 2002 to August 2003. Prior to joining us in January 2002, from 2001 to 2002, Mr. Schwallie served as Senior Vice President-Merchandising at Duane Reade, Inc., a retail drug store chain.

(7)	Prior to joining us in May 2006, Ms. Stout served as Executive Vice President, Merchandising for BJ’s Wholesale Club, Inc. from July 2004 to April 2006. Prior to that, Ms. Stout was President of two divisions of The Great Atlantic & Pacific Tea Company from November 2000 to July 2004.
(8)	Mr. Chelemedos joined us as Vice President, Corporate Controller in 2002 and was promoted to his current position as Senior Vice President – Finance, Controller and Treasurer in May of 2006. Previously, from September 1998 to August 2002, he was a partner at Arthur Andersen LLP, an independent public accounting firm.
(9)	Prior to joining us in March 2003, from 2002 to 2003, Mr. Laddon was an independent consultant. Prior to that, from 2001 to 2002, Mr. Laddon was Executive Vice President-Sales at Brix Software Systems, a software company.
(10)	Prior to joining us in March 2003, from 1996 to 2003, Mr. Rainey was Senior Vice President, General Counsel and Secretary at Payless ShoeSource, Inc., a shoe retailer.
(11)	Mr. Vasos was named our Senior Vice President – Chief Merchandising Officer in March 2005. Prior to that, he served as our Senior Vice President – Marketing since December 2001.
(12)	Prior to joining us in June 2001, from 1997 to 2001, Ms. Watt served as Vice President – Human Resources at Safeway, Inc., a food and drug retailer.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee oversees Longs’ compensation programs with the purpose of building programs that are structured to attract, retain and motivate our executive officers to produce superior performance over the long term. In compensating our executive officers, our policy has been to employ a compensation program under which our executive officers are paid competitive base salaries and under which a significant portion of compensation is tied to our short-term and long-term performance. The Compensation Committee believes this approach is a key factor in attracting and retaining the best possible leadership and provides an appropriate incentive to senior management to continually strive to increase our long-term profitability and stockholder value. In determining the total compensation of our executive officers, the Compensation Committee considers appropriate factors, such as our performance and relative stockholder return, the elements and value of similar incentive awards provided to the executive officers at comparable companies, and the awards previously provided to the applicable executive officer. With respect to the long-term incentive component of the compensation of our executive officers, we believe that a meaningful portion should be in the form of equity-based incentives. Equity awards are a significant component of total compensation because we believe that equity-based compensation aligns the long-term interests of management with stockholders. As discussed below, we have adopted stock ownership guidelines for our executive officers as well as our directors to further reinforce this alignment.

Our executive officers have been instrumental in leading the successful performance of the company, and we have structured our compensation programs to be competitive in the marketplace. We annually review the performance of all of our executive officers and compare that performance to our compensation programs to ensure they are properly aligned. Our total compensation offering is heavily weighted towards pay-for-performance, and awards under our long-term incentive program are delivered in performance-based restricted stock. By including a mix of compensation heavily weighted with performance-based cash and equity awards, we believe that executive officers are motivated to achieve strategic business objectives by performing at the highest levels each year. Our performance-based plans are designed such that if business results are superior, compensation may be in excess of target levels. Conversely, if performance measures are substandard, executive officers may receive little or no variable compensation. We strengthened our alignment of award opportunities under the long-term incentive plan with our stockholders in fiscal year 2007 by setting the performance measurement period against two years of financial performance with vesting beyond the performance period. Our fiscal year 2006 program measured one year of financial performance and awarded restricted stock which vests over fiscal years 2007 and 2008. Details of the fiscal year 2007 program are described in the Long-Term Incentives section of this report. The Compensation Committee specified a two-year performance period to provide a greater link between long-term sustained performance and stockholders while increasing executive retention aspects of the program.

In addition, during fiscal year 2007, the Compensation Committee reviewed and, as needed, took action to address compensation and retirement program matters on the following key topics:

•	Review and approval of equity grants to executives and other employees, including grants of stock options and restricted stock;

•

Review of tally sheets detailing all compensation for the Chief Executive Officer and other executive officers, including compensation potentially payable in the event of termination or change in control;

•	Review of market compensation data for executive officers;

•	Review of non-employee board member compensation; and

•	Review and approval of matching dollars under the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan for fiscal year 2008.

Determining Executive Compensation

During fiscal year 2007, Towers Perrin and Mercer Human Resource Consulting, both internationally recognized compensation consulting firms, were retained to advise on competitive market trends in executive compensation, provide compensation recommendations for our Chief Executive Officer and other executives, and provide guidance on corporate governance matters relating to executive compensation. Mercer Human Resource Consulting advised on Chief Executive Officer compensation, and Towers Perrin advised on compensation for the other executive officers. In addition to advising on Chief Executive Officer compensation, Mercer Human Resource Consulting has advised Longs with respect to health benefit program design since fiscal year 2005. Towers Perrin and Mercer Human Resource Consulting developed compensation reviews using a peer group of retailers with similar annual revenues to ours and published compensation market data for other retailers. The consultants used these reviews to compare Longs’ executive base pay, short-term incentive, long-term incentives and benefit programs with those offered by the peer groups of retailers. For fiscal year 2007, the peer group of companies identified by Towers Perrin and Mercer included in the compensation review were:

•	Barnes & Noble, Inc.;

•	Bed Bath & Beyond Inc.;

•	Borders Group, Inc.;

•	Dollar Tree Stores, Inc.;

•	Family Dollar Stores, Inc.;

•	RadioShack Corporation;

•	The Sherwin-Williams Company;

•	Whole Foods Market, Inc.; and

•	Williams-Sonoma, Inc.

For fiscal year 2007, Longs’ revenue ranked in the 37th percentile relative to this peer group. We specifically exclude other drug retailers such as Walgreens, CVS and Rite-Aid because their respective revenues are significantly greater than ours and compensation for companies such as these is typically greater than companies with revenues similar to Longs. By excluding these much larger retailers, the summarized peer group of company data more closely represents Longs’ competitive market. We recognize the risk of our executive officers leaving Longs to join a larger retailer for more compensation opportunity and, as such, our consultants provided the Compensation Committee with a supplemental review of executive compensation at CVS Corporation, The

Kroger Co., Rite Aid Corporation, Safeway Inc. and Walgreen Co., our primary drug retailing competitors. This review was used for general reference purposes. As described in the compensation elements below, we offer a competitive mix of short-term and long-term incentives, including equity, which enhances the reward opportunities based on the performance and retention aspects of our compensation programs. Because published market data comes from retailers with a wide range of revenues, the data is regression-adjusted by the independent consultants to reflect compensation levels appropriate to Longs’ annual revenues. Each compensation element is measured against the 50th percentile of the peer group of companies and the adjusted published market data. Along with the data gathered from peer companies and the published market data, the Compensation Committee receives input from the Chief Executive Officer on the individual performance and contribution level for each officer which is considered when determining targeted compensation.

During fiscal year 2008, we anticipate conducting a thorough review of our peer group and reevaluating our use of two compensation consulting firms.

Role of Executive Officers in Executive Compensation. The compensation arrangements for our Chief Executive Officer were established in executive sessions of our Compensation Committee in light of our compensation philosophy described in this report. For executive officers other than the Chief Executive Officer, the Compensation Committee received the recommendation of the Chief Executive Officer. Within Longs, the Compensation Committee is also supported by its Human Resources and Law departments. Longs’ Senior Vice President, General Counsel and Secretary, as well as its Senior Vice President, Human Resources, support the Committee Chair by preparing meeting agendas and materials along with attending meetings. Longs’ Senior Vice President, General Counsel and Secretary also acts as the secretary for the Compensation Committee.

Compensation Components

The individuals who served as the company’s Chief Executive Officer and Chief Financial Officer during fiscal year 2007, as well as the other individuals included in the Summary Compensation Table below, are referred to in this proxy statement as the “named executive officers.” Compensation for the named executive officers is broken out into the following components:

Base Salary. Base pay is a critical element of executive compensation because it provides executives with a base level of biweekly income. During fiscal year 2007, base annual salaries for our executive officers were set at levels that the Compensation Committee believes, based on input from Towers Perrin and Mercer Human Resource Consulting, were competitive with our relevant peer group of companies. We intend to benchmark our executive officers’ base annual salaries each year against a relevant peer group of companies in order to continue to attract and retain qualified executive officers. In addition to compensation market data, the Compensation Committee also considers individual executives’ position scope and accountability, experience level and overall performance when determining base salary. For fiscal year 2008, salaries for our named executive officers were set at the following amounts subject to additional increases for promotions or other increases in responsibility:

Executive	Title	Fiscal Year 2008 Salary
Warren F. Bryant	President & Chief Executive Officer	$895,000
Steven F. McCann	Executive Vice President & Chief Financial Officer	$447,000
Bruce E. Schwallie	Executive Vice President – Business Development & Managed Care	$443,000
William J. Rainey	Senior Vice President, General Counsel & Secretary	$428,000
Todd J. Vasos	Senior Vice President & Chief Merchandising Officer	$375,000

Short-Term Incentives. Under the 2003 Executive Incentive Plan, executive officers can earn an annual bonus based on our achievement of predetermined objective financial criteria established annually by the Compensation Committee. The 2003 Executive Incentive Plan is designed to produce compensation that the Compensation Committee believes is fair and competitive for senior management when compared against our relevant peer group of companies. Bonus payments under this plan may be made not only in cash, but also in our stock or options to purchase our stock, as determined by the Compensation Committee. Short-term incentives are a key component of the total compensation offering and are designed to reward executives for achieving annual financial performance goals. To date, all payments under this program have been made in cash. We have used cash as the payment form to enhance the total cash opportunity for our executives which we believe strengthens our ability to attract talented leaders.

The specific financial objectives used to determine bonus compensation for fiscal year 2007 were:

•

Operating Income (before bonus, profit sharing, stock-based compensation and workers’ compensation expenses) adjusted for provisions for store closures, asset impairments, legal settlements, tax projects, unusual items, accounting changes, and similar items that either unfairly negatively impact or positively benefit executives or benefit or detriment the company but are not included in the bonus measure;

•	Front-End Same-Store Sales Growth; and

•	Prescription Count Growth

Operating income is used and given the greatest weight because of its direct correlation with how we have performed relative to our key annual financial goals, including earnings per share and operating income itself. Any and all adjustments to the operating income bonus measure are approved by the Compensation Committee. Front-end same-store sales and prescription count growth are key elements for measuring our organization’s effectiveness in growing and operating our core business. By linking our short-term incentives to these two key growth elements, we feel that our plan is appropriately balanced between annual operating income and continued growth. These three financial objectives with the same respective weightings have been used by the company since fiscal year 2004.

In connection with approving performance incentive targets as well as minimum and maximum thresholds, the Compensation Committee reviews and discusses with both management and the full board of directors our business plan and its key underlying assumptions, expectations under then existing and anticipated market conditions, and the opportunity to generate stockholder value, and then establishes the performance targets and thresholds for the year. Generally, the Committee attempts to set the targets and thresholds such that the relative difficulty of achieving each is consistent from year to year.

Each of our executive officers is assigned a “target bonus” at the beginning of the fiscal year, expressed as a percentage of his or her base salary. The target bonuses are established after evaluating job responsibilities, internal pay equity and compensation market data. Bonus target payouts were set to approximate the 50th percentile of the competitive market. In fiscal year 2007, the target bonus was 80% of base salary for the Chief Executive Officer, 60% of base salary for the Chief Operating Officer and 50% of base salary for the other executive officers. If each specific financial objective is met, each executive officer’s bonus is equal to the target bonus. If the specific financial objectives are not met, bonuses are determined as a declining percentage of target bonuses depending on the extent of the shortfall. Minimum objectives must be achieved before any bonus tied to a particular financial objective is awarded to an executive officer. No bonus is paid under the 2003 Executive Incentive Plan if our company is under the minimum thresholds for all three objectives. If financial objectives are exceeded, then each executive officer can earn a bonus in excess of the target bonus determined as an increasing percentage of the target bonus, depending on the extent of the performance in excess of the target. In fiscal year 2007, the maximum bonus opportunity was two and one-half times target bonus for our Chief Executive Officer and two times target bonus for other executive officers.

In the fiscal years following the adoption of the 2003 Executive Plan, we have paid the following percentages of target bonus to our named executive officers:

Short-Term Incentive Resulting Payout Percentage History

	Fiscal Year
	2007	2006	2005	2004	Average
Position	Resulting Percentage Payout of Target (%)
President and Chief Executive Officer	94.5	177.2	102.6	23.8	99.5
Other Named Executive Officers	92.9	144.7	92.2	23.8	88.4

Generally, resulting payouts for each year correlated with the company’s financial performance for that year.

Our operating income in fiscal year 2007 was slightly below the target set by the Compensation Committee resulting in a payout of less than one-hundred percent (100%) of target for this component. The front-end same- store sales growth for fiscal year 2007 exceeded the minimum performance threshold; however, it did not meet the target therefore this component of the plan paid out less than one-hundred percent (100%) of target. Prescription count growth for fiscal year 2007 exceeded the target performance threshold therefore this component of the plan paid out more than one-hundred percent (100%) of target. As a result, fiscal year 2007 financial objectives used to determine the bonuses for our executive officers resulted in a payout of 92.9% of the target bonus for each executive (other than our Chief Executive Officer) and a payout of 94.5% of the target bonus for our Chief Executive Officer.

The specific financial objectives and weighting that will be used to determine bonus compensation for fiscal year 2008 will be the same as those used in fiscal year 2007. The target and thresholds for operating income, front-end same-store sales growth, and same-store prescription count growth have been adjusted to reflect the fiscal year 2008 annual business plan, as approved by the board of directors.

In its sole discretion, the Compensation Committee has the authority to reduce or eliminate the amount of bonus otherwise payable to an executive. The Committee has not used this authority on any previously calculated bonuses. The 2003 Executive Incentive Plan is intended to permit our payment and award of qualified “performance-based” compensation that will not be subject to the income tax deduction limitations of Section 162(m).

We have no formal policy to recover payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of payment. The Compensation Committee would consider this issue on an as-needed basis. In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be required to reimburse us for any incentive-based or equity-based compensation they receive during the 12-month period following the first issuance of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during this 12-month period.

Long-Term Incentives. We believe that long-term performance of the company is achieved through an ownership culture that encourages long-term performance by our executive officers through the use of stock-based awards. The third component of executive compensation is the granting of equity-based awards under our Amended and Restated 1995 Long-Term Incentive Plan. Awards under the plan can include restricted stock, stock options, performance shares and stock appreciation rights. Historically, we have granted stock options and restricted stock under the plan to, among others, executive officers, key general office employees and key store employees. On February 27, 2006, we granted Mr. McCann 500 shares of time-vested restricted stock in recognition of his strong performance on special projects and increased responsibilities. Other than in connection with our fiscal year 2007 Performance-Based Restricted Stock Grant program, as described below, no other named executive officer received grants of equity-based awards in fiscal year 2007.

Equity-based awards are intended to motivate our executive officers and key employees to improve the long-term performance of our common stock, and we therefore believe that significant equity-based compensation helps create a vital long-term partnership between our executive officers and stockholders. As discussed below, our Corporate Governance Guidelines set forth our executive officer stock ownership guideline. Since we award stock options having an exercise price equal to the market price of our common stock at the time of grant, the option grants provide value only when the price of our common stock increases above that price, thereby tying awards to the future performance of our common stock. Restricted stock awards also serve to directly tie compensation to our performance and stockholders since an increase in the stock price results in a benefit to the holder of our restricted stock. In addition, because our stock options and restricted stock generally vest over time and require the holder to remain employed by us in order for vesting to occur, this form of compensation is intended to assist us in retaining our executive officers and other key employees in order to sustain positive performance on a multi-year basis. The Compensation Committee has based the size of awards under the plan primarily on the position and general level of responsibility of the recipient with reference to competitive grant practices of our relevant peer group of companies. The Compensation Committee also considers subjective factors on a case-by-case basis, as it believes to be in our and stockholders’ best interests.

On April 25, 2006, the Compensation Committee approved our fiscal year 2007 Performance-Based Restricted Stock Grant program for executive officers. This program provides our executive officers with the opportunity to receive restricted stock grants based on the achievement of certain annual earnings per share goals for our company’s fiscal year 2007 and combined fiscal year 2007 and 2008 results. In connection with approving the earnings per share goals, the Compensation Committee reviews and discusses with both management and the full board of directors our business plan and its key underlying assumptions, expectations under then existing and anticipated market conditions and the opportunity to generate stockholder value and then establishes the earnings per share goal under the program. If the specific earnings per share goal is not met, awards are determined as a declining percentage of target depending on the extent of the shortfall. The Compensation Committee established a minimum earnings per share threshold which must be achieved before any awards are granted to an executive officer. No award is granted under the fiscal year 2007 incentive program if our company performs below the minimum earnings per share threshold. If the earnings per share goal is exceeded, then each executive officer can earn an award in excess of the target determined as an increasing percentage of the target award, depending on the extent of the performance in excess of the target. In fiscal year 2007, the maximum award opportunity was two times target for our Chief Executive Officer and other executive officers.

Forty percent (40%) of the target number of performance based restricted shares is linked to the fiscal year 2007 goal and sixty percent (60%) is linked to the combined fiscal year 2007 and 2008 goals. Earnings per share results are adjusted for certain financial items such as provisions for store closures, asset impairments, legal settlements, tax projects, extraordinary or unusual items, discontinued operations, accounting changes, and similar items that either unfairly negatively impact or positively benefit executives or benefit or detriment the company but are not included in earnings per share. Any and all adjustments are approved by the Compensation Committee. We believe that a two-year performance-based equity program linked to earnings per share and requiring multiple years of vesting if any grants are made links executive compensation with stockholders and helps the company in its retention of executives. The company uses earnings per share as the measurement of performance as the company believes earnings per share reflects performance of management towards overall financial goals and that improvement in the measure will generally increase the value of stockholder investments in the company.

The following table summarizes the company’s long-term compensation program over the past four years. Prior to fiscal year 2004, the company used time-vested equity to compensate executives for long-term incentives.

Performance Based Long-Term Incentive Plan Payout History

Fiscal Year	Performance-Based	Performance Criteria	Resulting Percentage Payout of Target	Award Type
2007	Yes	EPS	(2)	Restricted Stock
2006	Yes	EPS	300%	Restricted Stock
2005(1)	No	N/A	N/A	Stock Option
2004	Yes	LDG Stock Price	33%	Restricted Stock

(1)	Executives received time-based stock option grants in fiscal year 2005.
(2)	The fiscal year 2007 long-term incentive plan measures earnings per share performance for fiscal year 2007 and the combined performance of fiscal year 2007 and fiscal year 2008. Forty percent of the target award was weighted towards the performance of fiscal year 2007 performance. The payout percentage based on fiscal year 2007 performance was 200% of target.

Generally, resulting payouts for each year correlated with company financial performance for each period.

The performance-based restricted stock grant targets for each named executive officer under the fiscal year 2007 Performance-Based Restricted Stock Grant program are set forth in the tables below. The target grants in the table titled “Award Opportunity Based on Combined Fiscal Year 2007 and 2008 Performance” are grants executives may receive in addition to the grants set forth in the table titled “Award Opportunity Based on Fiscal Year 2007 Performance” under the 2007 Performance-Based Restricted Stock Program.

The company shares awarded at the end of the 2007 performance period were more than the targets because the earnings per share performance for fiscal year 2007 exceeded the target. The company shares awarded to each named executive officer is set forth in the table below, and the shares will vest in accordance with the following schedule: one-quarter of the total shares earned vested on February 26, 2007, the date on which the Compensation Committee certified the achievement of the performance goals, an additional one-quarter of the total shares earned shall vest on January 31, 2008, and the remaining one-half of the total shares earned shall vest on January 29, 2009. Any shares awarded will be issued pursuant to our Amended and Restated 1995 Long-Term Incentive Plan.

Award Opportunity Based on Fiscal Year 2007 Performance

Participant	Performance Based Restricted Stock Grant Targets	Actual Performance Based Restricted Stock Shares Granted
Warren F. Bryant	26,000	52,000
Steven F. McCann	7,200	14,400
Bruce E. Schwallie	6,400	12,800
William J. Rainey	6,000	12,000
Todd J. Vasos	6,000	12,000

Award Opportunity Based on Combined Fiscal Year 2007 and 2008 Performance

Participant	Performance Based Restricted Stock Grant Targets	Actual Performance Based Restricted Stock Shares Granted
Warren F. Bryant	39,000	Awards, if any, will be determined upon the Compensation Committee certification of the combined results after fiscal year 2008
Steven F. McCann	10,800
Bruce E. Schwallie	9,600
William J. Rainey	9,000
Todd J. Vasos	9,000

We retain dividends paid on restricted shares, and when the restricted shares vest, we pay the retained dividends thereon, plus interest earned by our investment of dividends, to the recipient.

In its sole discretion, the Compensation Committee has the authority to reduce or eliminate the amount of a bonus otherwise payable to an executive. The Committee has not used this authority on any previously calculated bonuses.

Other Compensation. Our use of perquisites as an element of compensation is limited and is largely based on the historical practices and policies of our company. We do not view perquisites as a significant element of our comprehensive compensation structure but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Insurance Premiums. Our named executive officers, along with a broader group of key employees including all Vice Presidents and District Managers, are reimbursed for the portion of their health insurance premiums deducted from their paychecks. Our Chief Executive Officer is reimbursed for the cost of supplemental disability and life insurance coverage as defined by his employment agreement. This is intended to be competitive with the competitive marketplace in order to attract and retain talented leaders.

Executive Medical Program. The executive medical plan reimburses executive officers for their out-of-pocket expenses resulting from the difference between the full cost of health care and the amount reimbursed under Longs’ health care plans. This includes medical, prescription drugs, dental and vision care. The annual maximum payable is ten percent (10%) of the executives’ gross income up to $25,000 per calendar year for the employee and covered family members. The lifetime maximum benefit is $1,000,000. This program is offered to a broad group of key employees, including all Vice Presidents and District Managers, and is intended to be competitive in the marketplace in order to attract and retain talented leaders.

Car Allowance. Our named executive officers receive a car allowance or may be assigned a company leased vehicle if, based on job duties, they meet minimum business mileage driving requirements. Our broader employee base is offered the same opportunity to use a company leased vehicle if they meet the same business mileage driving requirements.

Retirement Program. Employees are eligible to participate in the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan. The Plan has a 401(k) component under which employees may make voluntary contributions. There is also a Profit Sharing component under which Longs may make discretionary contributions. Employees who are making 401(k) contributions and complete 90 days of employment receive discretionary matching company contributions into their 401(k) account at 25 cents for every dollar contributed to a maximum of $2,000 annually. They may also be entitled to a profit sharing benefit, funded entirely by the company. Company match and profit sharing contributions may be made in the form of cash or Longs common stock. All contributions by the employee or the company, whether in the form of a 401(k) match or profit sharing contributions, are immediately vested.

Severance and Change in Control Arrangements

Our named executive officers have severance and change in control agreements with the company. We have entered into these agreements in order to attract and retain an appropriate caliber of talent. We believe our arrangements are reasonable in light of the fact that similar agreements are regularly offered to senior executives and are a key element in a compensation package needed to attract and retain talented executives. Change in control agreements, in particular, are intended to protect income for executives who would likely be involved in decisions regarding and/or successful implementation of change in control activity and at risk for job loss in the event of a change in control. Our change in control agreements include tax restoration payments to the extent that any payments or benefits are subject to an excise tax under the Internal Revenue Code. Our severance and change in control provisions for the named executive officers are summarized below under the heading “Potential Payments upon Termination or Change in Control” beginning on page 37.

Stock Ownership Requirements

Company executives at the Senior Vice President and higher level are subject to the following stock ownership guidelines:

Position	Value of Company Stock
Chairman and/or Chief Executive Officer and/or President	3x Base Salary
Executive or Senior Vice President	2x Base Salary

To achieve these stock ownership objectives, each executive is expected to retain 75% of his or her profit shares acquired upon exercise of options, vesting of restricted stock or receipt of performance shares during the time he or she occupies the position indicated. “Profit shares” are the shares acquired through the exercise of options to purchase company stock, the vesting of restricted stock or the earning of performance shares, in each case that are equal in value on the date of acquisition to the excess of the fair market value of such shares on the date of acquisition over any exercise price and taxes paid as a result of the exercise of such options or receipt of such restricted stock or performance shares. Executives are not required to continue to retain shares purchased with their own resources, shares acquired prior to becoming an executive or shares received or otherwise acquired prior to employment by the company. Once an executive officer has achieved the requisite level of ownership indicated above, the retention requirement no longer applies to future acquisitions of company stock.

Each non-employee director is subject to a holding period requirement with respect to shares granted to such director. Each non-employee member of the Board is expected to retain until six months after the date he or she leaves the Board all shares granted to such director by the company during his or her service as a director. The Board reduced the holding period from one year to six months on November 14, 2006. In the event options to purchase company stock are granted to non-employee directors, each such director is expected to retain 75% of his or her profit shares acquired during the time of his or her tenure as a member of the Board. Directors are not required to continue to retain shares purchased with their own resources, shares acquired prior to becoming a director or shares received or otherwise acquired while employed by the company.

Under our insider trading policy, members of the Board, executive officers and other designated employees are prohibited from engaging in certain “hedging” transactions, including buying or selling puts (i.e., options to sell), calls (i.e., options to purchase), future contracts, or other forms of derivative securities relating to the company’s securities. This prohibition further aligns the interest of our stockholders with the interests of management.

Deductibility of Compensation Expenses

Section 162(m) limits federal income tax deductions for compensation paid by us to our Chief Executive Officer and four other most highly compensated executive officers to $1 million per officer per year, unless it is qualified “performance-based” compensation. To qualify as “performance-based,” compensation must be paid pursuant to an incentive plan the material terms of which have been approved by stockholders and must satisfy certain other conditions, including limitations on the discretion of the Compensation Committee in determining the amounts of such compensation. We have endeavored to structure our compensation plans to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. However, the Compensation Committee believes that the payment of compensation that is subject to the deduction limitations of Section 162(m) could be in our best interests and, while the Compensation Committee will consider tax deductibility as one of the factors it considers in determining compensation, it may not limit compensation to those levels or types of compensation that will be deductible.

Equity Compensation Plans

The Amended and Restated 1995 Long-Term Incentive Plan, which has been approved by our stockholders, was amended and restated on April 8, 2005. The approved plan authorizes the issuance of 7,400,000 shares of common stock in the form of nonqualified stock options, restricted stock and other stock awards. Awards may be granted to our directors, executive officers and other employees under this plan. In addition, the Non-Executive Long-Term Incentive Plan, which has not been approved by our stockholders, authorizes the issuance of 3,000,000 shares of common stock in the form of nonqualified stock options, restricted stock and other stock awards to our employees who are not our officers, directors or other “insiders.” At the end of fiscal year 2007, there were 3,524,557 shares available for grant under the Amended and Restated 1995 Long-Term Incentive Plan. There were 784,840 shares available for grant under the Non-Executive Long-Term Incentive Plan.

Options are granted with an exercise price not less than 100% of the closing market price on the date of the grant. Options generally vest over a period of up to four years and have a maximum term of ten years. Each plan contains provisions for accelerated vesting upon a change in control.

With respect to restricted stock awards during the restriction period, recipients have voting rights and dividends are credited to the shares. However, vesting in the shares is generally dependent on continued employment for periods of one to five years.

Stock Option and Other Equity Granting Practices

In addition to equity grant opportunities described in the Long-Term Incentives section of this report, the Compensation Committee also reviews and approves all other equity grants made under the Amended and Restated 1995 Long-Term Incentive Plan and the Non-Executive Long-term Plan. At each regularly scheduled quarterly Compensation Committee meeting, the Compensation Committee reviews and approves new hire, promotion and discretionary grants recommended by management. The grant date for equity grants approved by the Compensation Committee is the first day the company’s stock trading “window” under its insider trading policy is open following such approval. Under the company’s insider trading policy, the trading window generally opens on the third business day following the public release of preliminary quarterly and annual financial results. Exercise prices for stock options approved by the Compensation Committee are set equal to the per share closing price of our common stock as reported in the Wall Street Journal on the grant date.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by the following persons during the fiscal year ended January 25, 2007 for services rendered in all capacities to our company:

•	individuals who served as our Chief Executive Officer or Chief Financial Officer during fiscal year 2007; and

•	our three other most highly compensated executive officers during fiscal year 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compen- sation (3) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings (4) ($)	All Other Compen- sation (5) ($)	Total ($)
Warren F. Bryant President & Chief Executive Officer	2007	$843,750	—	$3,383,875	$850,868	$653,940	$0	$89,557	$5,821,990

Steven F. McCann Executive Vice President & Chief Financial Officer	2007	$428,269	—	$1,080,914	$352,202	$199,735	—	$36,965	$2,098,085

Bruce E. Schwallie Executive Vice President – Business Development & Managed Care	2007	$426,500	—	$977,268	$373,874	$198,806	—	$84,194	$2,060,642

William J. Rainey Senior Vice President, General Counsel & Secretary	2007	$412,385	—	$803,631	$128,334	$192,303	—	$20,115	$1,556,768

Todd J. Vasos Senior Vice President – Chief Merchandising Officer	2007	$353,500	—	$817,338	$216,494	$164,898	—	$26,378	$1,578,608

(1)	Reflects the expense recognized for each named executive officer for restricted stock computed in accordance with SFAS No. 123-R, but excluding any impact of assumed forfeiture rates. Additional assumptions made in the valuation are discussed under “Stock-based compensation expense” in note 1, “The Company and Significant Accounting Policies,” to the company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 25, 2007. Substantially all of the expense relates to performance-based stock awards under the company’s Amended and Restated 1995 Long-Term Incentive Plan.
(2)	Reflects the expense recognized for each named executive officer for stock option awards computed in accordance with SFAS No. 123-R, but excluding any impact of assumed forfeiture rates. Additional assumptions made in the valuation are discussed under “Stock-based compensation expense” in note 1, “The Company and Significant Accounting Policies,” to the company’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 25, 2007.
(3)	The amounts reflect payments based on performance under the 2003 Executive Incentive Plan.
(4)	Earnings on Mr. Bryant’s nonqualified retirement benefit were not above market or preferential. Mr. Bryant’s nonqualified retirement benefits are as described below under the heading “Nonqualified Deferred Compensation” beginning on page 36.
(5)	Includes the following payments:

Name	Car Allowance ($)	Insurance Premium ($)	Medical Expense Reimbursements ($)	Employee Savings & Profit Sharing Plan Matching Contributions ($)	Loan Forgiveness ($)	Tax Reimbursement ($)	Dividends and Interest ($)	Total ($)
Warren F. Bryant	$8,520	$41,325	$2,323	$3,538	—	$30,797	$3,054	$89,557
Steven F. McCann	$8,520	$2,648	$9,097	$3,538	—	—	$13,162	$36,965
Bruce E. Schwallie	$6,342	$2,235	$6,579	$3,538	$55,792	—	$9,708	$84,194
William J. Rainey	$8,520	$2,228	$4,305	$3,538	—	—	$1,524	$20,115
Todd J. Vasos	$6,624	$2,586	$4,017	$3,538	—	—	$9,613	$26,378

We have entered into employment agreements with each of our named executive officers and have summarized the material terms of such agreements in this proxy statement. Each agreement is an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 25, 2007.

Warren F. Bryant. Effective October 30, 2002, we entered into an employment agreement with Warren F. Bryant, our President and Chief Executive Officer, in connection with his employment by us, initial election to our board of directors and his relocation to our headquarters in Walnut Creek, California. The agreement provided for an initial annual base salary of $750,000 which, starting in January 2004, was subject to annual review by the Compensation Committee. Mr. Bryant’s target annual bonus amount is 80% of his base salary. His actual award will range from 0% to 200% of his base salary based on objective performance criteria and other factors as determined by the Compensation Committee. The agreement provided for an initial option grant of 230,000 shares awarded to Mr. Bryant under the 1995 Long-Term Incentive Plan on October 30, 2002, with any subsequent grants of stock options or equity-based awards to Mr. Bryant to be made in the sole discretion of the Compensation Committee. Under the agreement, Mr. Bryant is also entitled, under certain circumstances, to termination payments and a nonqualified retirement benefit, as described below under the headings “Potential Payments Upon Termination or Change in Control” and “Nonqualified Deferred Compensation.”

The agreement provided for reimbursement to Mr. Bryant for reasonable expenses related to his relocation, and up to $40,000 in reasonable out-of-pocket expenses incurred for temporary housing, and closing and certain related costs for the sale of his home in Ohio. Mr. Bryant was also entitled to a one-time relocation allowance of $20,000 and a payment in the amount necessary to make him whole on an after-tax basis for any income taxes incurred in connection with the relocation-related benefits. Under the agreement, Mr. Bryant was also entitled to a one-time payment of $50,000 that was intended to defray Mr. Bryant’s obligation to his former employer for relocation benefits provided to him. Under the agreement, Mr. Bryant is entitled to term life insurance coverage providing for a $2,000,000 death benefit and disability insurance coverage providing for a yearly benefit of at least $690,000 annually. Mr. Bryant is reimbursed for the cost of these policies and the reimbursement is grossed up for taxes.

Steven F. McCann. In April 2000, we entered into an agreement (and in May 2002 we amended this agreement) with Steven F. McCann, our Executive Vice President and Chief Financial Officer, in connection with his employment by us and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to hire Mr. McCann in the position of Senior Vice President, Chief Financial Officer and Treasurer at an initial annual salary of $210,000, with participation in our short-term incentive plan, and a bonus factor, which provided assurance of his reaching bonus target within the time period of second quarter fiscal year 2001 and first quarter fiscal year 2002. We also provided a transition bonus of $120,000 and vacation accrual at the rate of four weeks per year, and within one month of his hire date, we granted Mr. McCann a non-qualified stock option of 20,000 shares. To assist in his relocation, we agreed to buy Mr. McCann’s home and pay for reasonable moving expenses, including travel and lodging expenses for his family to take a trip to California prior to their intended move, and agreed to loan Mr. McCann $256,663 to assist him with the purchase of a home in the Walnut Creek, California, area. The loan, which we made on June 15, 2000, provided for an interest rate of 6.53%. So long as Mr. McCann remained one of our employees, we agreed to forgive one-fifth of the loan plus all accrued interest at the end of each of the first five years of his employment with us and, at each interval and in our sole discretion, either make a cash payment to Mr. McCann of an amount equal to the amount so forgiven, or make a stock grant in shares of our stock at the then-current value equaling the loan amount so forgiven. This cash payment or stock grant was intended to help Mr. McCann offset any taxation resulting from the forgiveness of the loan. The loan was completely forgiven as of April 15, 2005.

Bruce E. Schwallie. In February 2002, we entered into an agreement with Bruce E. Schwallie, our Executive Vice President – Business Development and Managed Care, in connection with his employment by us and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to hire Mr. Schwallie in the position of Senior Vice President – Pharmacy and Business Development at an initial annual salary of $250,000, with participation in our short-term incentive plan, and a guaranteed bonus equal to 40% of Mr. Schwallie’s base annual salary for his first year of employment. Any bonus thereafter would be based on his individual as well as our overall performance. We also provided a transition bonus of $50,000 and vacation accrual at the rate of four weeks per year, and, within one month of his hire date, we granted Mr. Schwallie a non-qualified stock option of 20,000 shares. To assist in his relocation, we agreed to buy Mr. Schwallie’s home and pay for reasonable moving expenses, including reasonable travel back and forth to Ohio as needed until his relocation was completed. We agreed to loan Mr. Schwallie $228,757 to assist him with the purchase of a home in the Walnut Creek, California, area. The loan, which we made on March 20, 2002, provides for an interest rate of 7%. So long as Mr. Schwallie remained one of our employees, we agreed to forgive one-fifth of the loan plus all accrued interest at the end of each of the first five years of his employment with us. As of January 25, 2007, $55,792 was outstanding on the loan.

William J. Rainey. In March 2003, we entered into an agreement with William J. Rainey in connection with his employment by us as our Senior Vice President, General Counsel and Secretary, and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to pay Mr. Rainey an annual salary of $375,000 for the first year of employment, with a bonus opportunity targeted to equal 50% of Mr. Rainey’s base annual salary, based on his individual as well as our overall performance. We also provided a hiring bonus of $250,000, which was subject to a repayment schedule for the first three years of his employment and vacation accrual at the rate of four weeks per year. In addition, on May 20, 2003, we granted Mr. Rainey a non-qualified stock option to purchase 40,000 shares of our common stock. To assist in his relocation, we agreed to pay for up to six months of reasonable temporary living expenses and reasonable travel and moving expenses.

Todd J. Vasos. In November 2001, we entered into an agreement with Todd J. Vasos in connection with his employment by us as our Senior Vice President – Marketing, and his relocation to our headquarters in Walnut Creek, California. Pursuant to the agreement, we agreed to pay Mr. Vasos an annual salary of $250,000 for the first year of employment, an annual salary of $275,000 for the second year of employment, and a guaranteed bonus payment for Mr. Vasos’ first year of employment equal to 40% of his base annual salary. We also provided a hiring bonus of $40,000, which was grossed up for federal and state income taxes, and vacation accrual at the rate of four weeks per year. In addition, on December 14, 2001, we granted Mr. Vasos a non-qualified stock option to purchase 20,000 shares of our common stock. To assist in his relocation, we agreed to pay for up to six months of reasonable temporary living expenses and reasonable travel and moving expenses. We also agreed to purchase his then current residence at an agreed upon price based on the average of no less than two appraisals by jointly approved appraisers.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2007

The following table shows information about grants of cash and equity awards during fiscal year 2007 for the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(1)	Maximum (#)
Warren F. Bryant	4/25/06	242,200	692,000	1,730,000
	4/25/06				6,500	26,000	52,000				$1,231,360	(2)
	4/25/06				9,750	39,000	78,000				$1,847,040	(2)

Steven F. McCann	4/25/06	75,250	215,000	430,000
	4/25/06				1,800	7,200	14,400				$340,992	(2)
	4/25/06				2,700	10,800	21,600				$511,488	(2)
	2/27/06							500			$19,525

Bruce E. Schwallie	4/25/06	74,900	214,000	428,000
	4/25/06				1,600	6,400	12,800				$303,104	(2)
	4/25/06				2,400	9,600	19,200				$454,656	(2)

William J. Rainey	4/25/06	72,450	207,000	414,000
	4/25/06				1,500	6,000	12,000				$284,160	(2)
	4/25/06				2,250	9,000	18,000				$426,240	(2)

Todd J. Vasos	4/25/06	62,125	177,500	355,000
	4/25/06				1,500	6,000	12,000				$284,160	(2)
	4/25/06				2,250	9,000	18,000				$426,240	(2)

(1)	The fiscal year 2007 long-term incentive target for Messrs. Bryant, McCann, Schwallie, Rainey and Vasos were 65,000, 18,000, 16,000, 15,000 and 15,000, respectively. The target award is split between performance periods as described under the Long-Term Incentives section of this document on page 25.
(2)	This value is determined using the target number of shares under the performance-based equity plan multiplied by $47.36, the closing price of Longs Drug Stores Corporation stock on April 25, 2006.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table provides information with respect to shares of our common stock that may be issued to the named executive officers upon the exercise of options and other awards or vesting of restricted shares under the company’s equity compensation plans as of the end of fiscal year 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Warren F. Bryant	230,000			22.45	10/30/2012	77,335	(2)	$3,315,351	130,000	(7)	$5,573,100
	63,750	21,250		24.40	11/24/2013
	100,000	100,000		27.40	11/15/2014

Steven F. McCann	20,000			23.25	4/28/2010	32,236	(3)	$1,381,957	36,000	(8)	$1,543,320
	4,000			20.00	11/20/2010
	20,000			26.60	3/19/2012
	75,000			22.45	10/30/2012
	24,000	8,000		24.40	11/24/2013
	30,000	30,000		27.40	11/15/2014
	7,500	22,500		30.52	3/7/2015

Bruce E. Schwallie	20,000			22.29	1/23/2012	31,560	(4)	$1,352,977	32,000	(9)	$1,371,840
	15,000			26.60	3/19/2012
	50,000			22.45	10/30/2012
	15,000	5,000		16.72	7/15/2013
	26,250	8,750		24.40	11/24/2013
	30,000	30,000		27.40	11/15/2014
	7,500	22,500		30.52	3/7/2015

William J. Rainey	30,000	10,000		15.11	5/20/2013	20,662	(5)	$885,780	30,000	(10)	$1,286,100
	13,125	4,375		24.40	11/24/2013
	12,500	12,500		27.40	11/15/2014

Todd J. Vasos	20,000			21.69	12/14/2011	20,145	(6)	$863,616	30,000	(10)	$1,286,100
	15,000			26.60	3/19/2012
	50,000			22.45	10/30/2012
	13,125	4,375		24.40	11/24/2013
	12,500	12,500		27.40	11/15/2014
	5,000	15,000		30.52	3/7/2015

(1)	25% vests annually on anniversary of grant.
(2)	Includes 5,335 unvested shares from a performance-based restricted stock grant which vests on April 13, 2007. Includes 72,000 unvested shares from a performance-based restricted stock grant, of which 25% vested on January 26, 2007, and the remaining 50% is scheduled to vest on January 26, 2008.
(3)	Includes 2,486 unvested shares from a performance-based restricted stock grant which vests on April 13, 2007. Includes 29,250 unvested shares from a performance-based restricted stock grant, of which 25% vested on January 26, 2007, and the remaining 50% is scheduled to vest on January 26, 2008. Includes 500 unvested shares from time-based restricted stock grant which vested on February 27, 2007.
(4)	Includes 2,310 unvested shares from a performance-based restricted stock grant which vests on April 13, 2007. Includes 29,250 unvested shares from a performance-based restricted stock grant, of which 25% vested on January 26, 2007, and the remaining 50% is scheduled to vest on January 26, 2008.
(5)	Includes 2,662 unvested shares from a performance-based restricted stock grant which vests on April 13, 2007. Includes 18,000 unvested shares from a performance-based restricted stock grant, of which 25% vested on January 26, 2007, and the remaining 50% is scheduled to vest on January 26, 2008.
(6)	Includes 2,145 unvested shares from a performance-based restricted stock grant which vests on April 13, 2007. Includes 18,000 unvested shares from a performance-based restricted stock grant, of which 25% vested on January 26, 2007, and the remaining 50% is scheduled to vest on January 26, 2008.

(7)	Includes 52,000 shares of restricted stock granted pursuant to the fiscal year 2007 long-term incentive plan in connection with fiscal year 2007 performance, of which 25% vested on February 26, 2007, an additional 25% is scheduled to vest on January 31, 2008, and the remaining 50% is scheduled to vest on January 29, 2009. Up to an additional 78,000 shares of restricted stock may be earned under the fiscal year 2007 long-term incentive plan for combined fiscal years 2007 and 2008 performance, of which 25% would vest upon certification of the combined fiscal year 2007 and 2008 results, an additional 25% would vest on January 29, 2009, and remaining 50% would vest on January 28, 2010.
(8)	Includes 14,400 shares of restricted stock granted pursuant to the fiscal year 2007 long-term incentive plan in connection with fiscal year 2007 performance, of which 25% vested on February 26, 2007, an additional 25% is scheduled to vest on January 31, 2008, and the remaining 50% is scheduled to vest on January 29, 2009. Up to an additional 21,600 shares of restricted stock may be earned under the fiscal year 2007 long-term incentive plan for combined fiscal years 2007 and 2008 performance, of which 25% would vest upon certification of the combined fiscal year 2007 and 2008 results, an additional 25% would vest on January 29, 2009, and remaining 50% would vest on January 28, 2010.
(9)	Includes 12,800 shares of restricted stock granted pursuant to the fiscal year 2007 long-term incentive plan in connection with fiscal year 2007 performance, of which 25% vested on February 26, 2007, an additional 25% is scheduled to vest on January 31, 2008, and the remaining 50% is scheduled to vest on January 29, 2009. Up to an additional 19,200 shares of restricted stock may be earned under the fiscal year 2007 long-term incentive plan for combined fiscal years 2007 and 2008 performance, of which 25% would vest upon certification of the combined fiscal year 2007 and 2008 results, an additional 25% would vest on January 29, 2009, and remaining 50% would vest on January 28, 2010.
(10)	Includes 12,000 shares of restricted stock granted pursuant to the fiscal year 2007 long-term incentive plan in connection with fiscal year 2007 performance, of which 25% vested on February 26, 2007, an additional 25% is scheduled to vest on January 31, 2008, and the remaining 50% is scheduled to vest on January 29, 2009. Up to an additional 18,000 shares of restricted stock may be earned under the fiscal year 2007 long-term incentive plan for combined fiscal years 2007 and 2008 performance, of which 25% would vest upon certification of the combined fiscal year 2007 and 2008 results, an additional 25% would vest on January 29, 2009, and remaining 50% would vest on January 28, 2010.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

The following table provides information with respect to common shares which were issued upon exercise of stock options or vesting of restricted stock during fiscal year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Warren F. Bryant	0	$0	29,335	$1,187,465
Steven F. McCann	0	$0	16,996	$710,128
Bruce E. Schwallie	0	$0	15,460	$641,080
William J. Rainey	0	$0	8,662	$359,174
Todd J. Vasos	0	$0	11,545	$486,902

PENSION BENEFITS

Except as set forth under “Nonqualified Deferred Compensation” below, we do not provide named executive officers with pension benefits.

NONQUALIFIED DEFERRED COMPENSATION

Under Mr. Bryant’s employment agreement, if (i) he is employed until November 1, 2007, (ii) his employment is terminated other than for cause or disability, (iii) Mr. Bryant resigns for good reason or for any reason between 6 and 24 months after a change in control, or (iv) Mr. Bryant dies, Mr. Bryant (or his spouse in the event of death) will receive a nonqualified retirement benefit in the form of an annuity or, in the case of a qualifying termination between 6 and 24 months after a change in control, a lump sum. The annuity is payable within 30 days after the later of age 62 (or, in the case of Mr. Bryant’s death, the date on which Mr. Bryant would have attained age 62) or termination of employment. The lump sum is payable as soon as practicable following termination of employment. This benefit is intended to compensate Mr. Bryant for the forgone benefit under his former employer’s pension program attributable to assumed salary increases through age 65 that Mr. Bryant would have earned had he remained employed with his former employer. The agreement provides for an assumed 2% per year salary increase and limits the amount of the benefit, on an actuarially equivalent basis (using the assumptions set forth in the agreement), to $850,000 as of the date of the agreement, plus interest from the date of the agreement. The compensation deferred is the lesser of (i) $850,000 and (ii) the lump sum present value, as of the date of the agreement, of the increased pension benefits (commencing at age 65) from his prior employer Mr. Bryant would have expected to earn based on service until age 65 with an assumed 2% salary increase. Under Mr. Bryant’s employment agreement, if the compensation deferred is less than $850,000, Mr. Bryant is to be paid an additional lump sum of $56,875. The deferred compensation earnings basis is the interest rate described in section 417(e)(3) of the Internal Revenue Code (30-year Treasury rate). The interest and benefit calculations depend on certain assumptions that may be contained in the prior employer’s plan document. The company has made what it believes are reasonable assumptions with respect to such calculations.

The table below shows the aggregate earnings in fiscal year 2007 as well as the aggregate balance as of January 25, 2007 under this retirement benefit.

Name	Executive Contributions in Last Fiscal Year $	Registrant Contributions in Last Fiscal Year $	Aggregate Earnings in Last Fiscal Year $	Aggregate Withdrawals / Disbursements $	Aggregate Balance at Last Fiscal Year End $
Warren F. Bryant	$0	$0	$38,779	$0	$841,470

We do not provide nonqualified defined contribution or other deferred compensation plans to any other named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries describe potential payments payable to our named executive officers upon termination of employment or a change in control. The actual payments to executives are contingent upon many factors as of the time benefits would be paid, including elections by the executive and tax rates as well as the discretion of Compensation Committee.

Warren F. Bryant

If we terminate Mr. Bryant’s employment other than for cause or because of disability (as each is defined in the agreement) or Mr. Bryant resigns for good reason (as defined in the agreement), Mr. Bryant will be entitled to severance pay, continued vesting for a period of 18 months of all outstanding options and other equity-based awards, a pro-rated annual bonus at his target amount and up to 18 months of continued health care coverage. The severance pay is payable over 18 months and is equal to 1.5 times the highest base salary paid to Mr. Bryant under the agreement and 1.5 times the greater of (i) $400,000 (if Mr. Bryant’s employment terminates prior to the payment of his annual bonus for the fiscal year ending in January 2004), (ii) the highest annual bonus paid to Mr. Bryant during the term of the agreement, and (iii) Mr. Bryant’s target annual bonus amount based on his base salary as of the date of his employment termination. Mr. Bryant must execute a release of claims and comply with certain obligations in the agreement relating to confidentiality, non-solicitation, non-disparagement and cooperation in order to receive the severance payments and benefits. The agreement also provides that Mr. Bryant’s unexercised and unvested equity awards will expire in the event of a breach, other than an insubstantial breach, of those obligations.

Mr. Bryant will be entitled to receive enhanced severance payments and benefits instead of those described above if: (i) we terminate his employment other than for cause or disability within two years after a change in control (as defined in the agreement), (ii) Mr. Bryant resigns for good reason within 179 days after a change in control (as defined in the agreement), or (iii) Mr. Bryant resigns for any reason after 180 days after a change in corporate control and within two years following a change in control. The enhanced severance payments and benefits consist of the same severance pay described above except that it is payable in a lump sum and is equal to three times (rather than 1.5 times) the amounts described, a pro-rated annual bonus at the target amount, up to 36 months of continued health care coverage and tax restoration payments to the extent that any payments or benefits made to Mr. Bryant by us are subject to an excise tax under the Internal Revenue Code. In addition, the option grant with respect to 230,000 shares awarded to Mr. Bryant under the agreement would become fully exercisable.

Assuming Mr. Bryant’s employment was terminated under the circumstances noted in the table below as of January 25, 2007, payments and benefits to him would have an estimated potential value as follows:

Warren F. Bryant, President & Chief Executive Officer

Termination Reason	Cash Severance	Bonus	Benefits	Value of Accelerated Equity Awards	Tax Gross-Ups	Retirement Plans
Without Cause	$3,051,780	$692,000	$2,709	$5,254,839	$0	$841,470
With Cause	$0	$0	$0	$0	$0	$0
Change in Control	$6,103,559	$692,000	$11,891	$10,827,939	$4,286,746	$841,470
Death	$0	$692,000	$0	$4,984,476	$0	$841,470
Disability	$0	$692,000	$0	$4,984,476	$0	$841,470

Named Executive Officers (Other Than Warren F. Bryant)

Retention Agreements

We have entered into agreements with Messrs. McCann, Schwallie, Rainey, and Vasos, providing for certain severance benefits in the event of the severance of the employment of such executive officers. Under each agreement, severance benefits as described below are payable if such executive officer ceases to be employed by us for any reason other than just cause, total disability or death.

The agreements provide that each such executive officer shall be entitled to the payment of his annual base salary at the same rate, and on the same schedule, as in effect immediately prior to the date of termination of employment for a period of 24 months (18 months where the date of the termination is on or after the second anniversary of the effective date of the agreement). In addition, these executive officers are entitled to health coverage until the earlier of (i) the date that the executive is offered comparable coverage by another employer, (ii) the end of the severance period, or (iii) the executive’s death. Also, executives are offered outplacement services for one year after the date of the qualifying termination. Outplacement services include skill assessment, job market analysis, resume preparation, interviewing skills counseling, job search techniques and negotiating, and shared office facilities and administrative support. The value of outplacement services shall not exceed $15,000.

Each of the agreements has an initial term of two years; provided, however, that such agreements will automatically be renewed for successive two-year terms unless we deliver to the applicable executive officer written notice of non-renewal at least 180 days before the expiration date. Each of the agreements with Messrs. McCann, Schwallie, Rainey, and Vasos were entered into in September 2003, and renewed automatically in September 2005 for an additional two years. We have not delivered a notice of non-renewal to any of these named executive officers. Notwithstanding the foregoing, these agreements automatically terminate upon the earlier of a change in corporate control (as defined in the change in corporate control agreements described below) or such time as the applicable executive officer ceases to be employed by us for any reason. The agreements require each executive officer to execute a release of claims and comply with certain obligations in the agreement relating to confidentiality, non-solicitation, non-disparagement and cooperation in order to receive the severance payments and benefits.

Change in Control Agreements

We have also entered into agreements, as amended, with Messrs. McCann, Schwallie, Rainey, and Vasos, providing for certain severance benefits in the event of the severance of the employment of such executive officers following a change in corporate control. Under each agreement, severance is payable upon a company-initiated termination within two years following a change in corporate control, a termination initiated by the applicable executive officer within 180 days following a change in corporate control and following a material and detrimental alteration in the applicable executive officer’s position, responsibilities, compensation or benefits from those in effect immediately prior to the change in corporate control or a termination initiated by the applicable executive officer for any reason after 180 days after a change in corporate control and within two years following a change in corporate control.

The agreements provide that each of the executive officers shall be entitled to a severance benefit equal to three times the average of such executive officer’s annual base salary and bonus for the five consecutive taxable year period (or shorter period of actual service) that includes the taxable year of the change in corporate control, less one dollar. In addition, these executive officers are entitled to a prorated bonus award at the target amount in respect of the performance period in which the severance of employment occurs based on the percentage of the performance period that has elapsed as of the date of the severance of employment.

Each of the agreements has an initial term of three years, and the expiration date will automatically be extended for one additional year unless in the 30-day period immediately preceding any anniversary date of the agreement, either we or the applicable executive officer rejects such automatic extension. The agreements with Messrs. McCann, Schwallie, Rainey, and Vasos were entered into in June 2003 and renewed automatically on June 2006 for an additional year.

Assuming the employment of the named executive officers noted in the tables below was terminated under the circumstances noted in the table on January 25, 2007, payments and benefits to each executive officer would have estimated potential values as follows:

Steven F. McCann, Executive Vice President & Chief Financial Officer

Termination Reason	Cash Severance	Bonus	Benefits	Value of Accelerated Equity Awards	Tax Gross-Ups	Retirement Plans
Without Cause	$645,000	$215,000	$18,690	$0	$0	—
With Cause	$0	$0	$0	$0	$0	—
Change in Control	$1,690,233	$215,000	$0	$3,815,012	$932,931	—
Death	$0	$215,000	$0	$1,549,152	$0	—
Disability	$0	$215,000	$0	$1,549,152	$0	—

Bruce E. Schwallie, Executive Vice President – Business Development & Managed Care

Termination Reason	Cash Severance	Bonus	Benefits	Value of Accelerated Equity Awards	Tax Gross-Ups	Retirement Plans
Without Cause	$642,000	$214,000	$18,177	$0	$0	—
With Cause	$0	$0	$0	$0	$0	—
Change in Control	$1,652,394	$214,000	$0	$3,759,155	$968,116	—
Death	$0	$214,000	$0	$1,404,515	$0	—
Disability	$0	$214,000	$0	$1,404,515	$0	—

William J. Rainey, Senior Vice President, General Counsel & Secretary

Termination Reason	Cash Severance	Bonus	Benefits	Value of Accelerated Equity Awards	Tax Gross-Ups	Retirement Plans
Without Cause	$621,000	$207,000	$17,709	$0	$0	—
With Cause	$0	$0	$0	$0	$0	—
Change in Control	$1,769,530	$207,000	$0	$2,723,661	$882,334	—
Death	$0	$207,000	$0	$1,209,599	$0	—
Disability	$0	$207,000	$0	$1,209,599	$0	—

Todd J. Vasos, Senior Vice President & Chief Merchandising Officer

Termination Reason	Cash Severance	Bonus	Benefits	Value of Accelerated Equity Awards	Tax Gross-Ups	Retirement Plans
Without Cause	$532,500	$177,500	$18,690	$0	$0	—
With Cause	$0	$0	$0	$0	$0	—
Change in Control	$1,354,576	$177,500	$0	$2,609,147	$765,745	—
Death	$0	$177,500	$0	$1,194,613	$0	—
Disability	$0	$177,500	$0	$1,194,613	$0	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 25, 2007 with respect to shares of our common stock that may be issued under existing equity compensation plans. The category “Equity Compensation Plans Approved by Stockholders” in the table below consists of our 1995 Long-Term Incentive Plan. The category “Equity Compensation Plans not Approved by Stockholders” in the table below consists of our Non-Executive Long-Term Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders	1,661,500	$25.40	3,524,557	(1)
Equity Compensation Plans Not Approved by Stockholders	953,954	$25.67	784,840	(2)
Total	2,615,454	$25.50	4,309,397

(1)	Represents shares remaining for issuance pursuant to options, stock appreciation rights, restricted stock or performance shares under the 1995 Long-Term Incentive Plan. In any fiscal year, no individual may receive awards under the 1995 Long-Term Incentive Plan of more than: 500,000 shares as restricted stock (750,000 shares in connection with initial employment); 300,000 shares pursuant to stock appreciation rights (500,000 in connection with initial employment); or 300,000 performance shares (500,000 in connection with initial employment).
(2)	Represents shares remaining for issuance pursuant to options, stock appreciation rights, restricted stock or performance shares under the Non-Executive Long-Term Incentive Plan.

Appendix A

LONGS DRUG STORES CORPORATION

(a Maryland Corporation)

AUDIT AND FINANCE COMMITTEE CHARTER

This Audit and Finance Committee Charter was adopted by the Board of Directors (the “Board”) of Longs Drug Stores Corporation (the “Company”) on March 2, 2004.

I. Purpose

The purpose of the Audit and Finance Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II. Committee Authority and Responsibilities

The Committee has the following authority and responsibilities.

Interaction with the Independent Auditor

1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and general oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

2. Pre-Approval of Services. Before the independent auditor is engaged to render audit or non-audit services for the Company or its subsidiaries, the Committee shall approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall discuss with the independent auditor its independence from the Company, and obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and consider the impact that any relationships or services may have on the objectivity and independence of the independent auditor.

(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider at least annually whether the Company should rotate independent auditing firms.

(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the Independent Auditor and the Internal Auditor.

(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the Independent Auditor.

(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were not effected in the Company’s financial statements (i.e., “passed” (as immaterial or otherwise)); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management, the Independent Auditor and the Internal Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Internal Audit

8. Appointment. The Committee shall approve the appointment and replacement of the internal auditor.

9. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company’s internal auditor to discuss the responsibilities, budget and staffing of the Company’s internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

Finance

10. In discharging its responsibilities with respect to finance matters, the Committee will:

•	Meet at least quarterly with the CEO, CFO and others within management to review the financial and operating results of the Company, and to monitor capital expenditures against the Capital Budget.

•

Keep advised of the Company’s relationships with its bankers and other lenders, monitor its compliance with financing agreements, debt covenants and standing with the credit rating agencies and monitor the adequacy of the Company’s credit facility and of its insurance coverage.

•	Review cash management and investment policies of the Company including policies and positions regarding interest rate risk, liquidity management and derivative use, as well as investment returns.

•	Report all transactions and relevant matters to the Board.

Other Powers and Responsibilities

11. The Committee shall discuss with management and the independent auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

12. The Committee shall discuss with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

13. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that are brought to their attention and that in the opinion of management and/or the Committee raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

14. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

15. The Committee shall request assurances from management, the independent auditor and the Company’s internal auditors that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of related party transactions.

16. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

17. The Committee shall set clear hiring policies for the Company’s hiring of employees or former employees of the Company’s independent auditor.

18. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

19. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

20. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

21. The Committee shall monitor compliance with the Company’s Code of Business Conduct and Ethics.

22. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter, and shall provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

23. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

24. Perform such other functions as may be assigned by the Board from time to time.

III. Membership

The Committee shall consist of no fewer than three members of the Board and shall be a standing committee of the Board. Each Committee member shall be financially literate as determined by the Board in its business judgment or must become financially literate within a reasonable period of time after his or her appointment to the Committee. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

Each Committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating/Corporate Governance Committee. Committee members may be removed from the Committee, with or without cause, by the Board.

IV. Meetings and Procedures

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and, in consultation with management, set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee or the Company’s Corporate Governance Guidelines.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular internal or external legal counsel or other internal or external advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

COMPANY #

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY ***IMMEDIATE

•      Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 10:00 a.m. (PDT) on May 21, 2007.

•      Please have your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account available.

•      Follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/ldg/ – QUICK *** EASY *** IMMEDIATE

•      Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 10:00 a.m. (PDT) on May 21, 2007.

•      Please have your proxy card and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account available. If you do not have a U.S. SSN or TIN, please leave blank.

•      Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•      Mark, sign and date your proxy card and return it in the postage-paid, preaddressed envelope we have provided or return it to Longs Drug Stores Corporation, c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

  Please detach here

The Board of Directors Recommends a Vote FOR Item 1.
1. Election of directors:	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
Nominees: 01 Evelyn S. Dilsaver 02 Lisa M. Harper 03 Harold R. Somerset

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors Recommends a Vote FOR Item 2.
2. Ratification of Deloitte & Touche LLP, our independent registered public accounting firm, for fiscal year ending January 31, 2008	☐ For ☐ Against ☐ Abstain

Address Change? Mark box. ☐ If you plan to attend the Annual Meeting, ☐ WILL ATTEND Dated: 2007 Indicate changes below. please mark the WILL ATTEND box.

Signature(s) in Box Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Admission Ticket

LONGS DRUG STORES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 22, 2007

11:00 a.m. (PDT)

The Shadelands Arts Center

111 North Wiget Lane

Walnut Creek, California 94598

This ticket admits the named stockholder.

Photocopies will not be accepted.

You may be asked for identification at the time of admission.

LONGS DRUG STORES CORPORATION 141 North Civic Drive Walnut Creek, California 94596	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2007.

By signing this proxy, the undersigned revokes all prior proxies and appoints Warren F. Bryant, Steven F. McCann, William J. Rainey, and each of them, as proxies for the undersigned with the powers the undersigned would possess if personally present and with full power of substitution to act and to vote, as designated below, all the shares of the undersigned in Longs Drug Stores Corporation at the Annual Meeting of Stockholders to be held on Tuesday, May 22, 2007, at 11:00 a.m. (PDT), and any adjournment or postponement thereof. In the absence of instructions from the undersigned, my proxies will vote FOR all nominees in Proposal 1 and will vote FOR Proposal 2. My proxies may vote according to their discretion on any other matters which may properly come before the Annual Meeting and all adjournments and postponements.

This proxy also provides voting instructions to the trustee of the Longs Drug Stores California, Inc. Employee Savings and Profit Sharing Plan (the “Plan”). The trustee will vote as indicated on the reverse side of this proxy the shares of common stock credited to my account under the Plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 AND 2.

See reverse for voting instructions.